UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EP MedSystems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 6, 2007

Dear EP MedSystems Shareholder,

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Wednesday September 12, 2007, at 10:00 a.m., Eastern Standard Time, at the Company’s headquarters at 575 Route 73 North, Building D, West Berlin, New Jersey.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. You will be asked to elect three directors to the Board of Directors. We will also report on matters of current interest to our shareholders.

Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain that you are represented by signing the accompanying proxy card and promptly returning it in the enclosed, prepaid envelope.

Sincerely,

/s/ David I. Bruce
David I. Bruce President and Chief Executive Officer

EP MEDSYSTEMS, INC.

575 ROUTE 73, BUILDING D

WEST BERLIN, NEW JERSEY 08091

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on September 12, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of EP MedSystems, Inc. will be held at our executive offices at 575 Route 73, Building D, West Berlin New Jersey 08091 on Wednesday September 12, 2007, at 10:00 a.m., Eastern Standard Time, to consider and vote on the following proposals:

1.	To elect to our Board of Directors (i) one Class II director, to serve until our 2009 Annual Meeting of Shareholders or until his successor is elected and qualified, subject to his prior death, resignation or removal and (ii) two Class III directors, to serve until our 2010 Annual Meeting of Shareholders or until their successors are elected and qualified, subject to their prior death, resignation or removal.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	To approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 40,000,000 shares to 50,000,000 shares.

4.	To approve an amendment to our 2006 Stock Option Plan (the “2006 Option Plan”) to increase the number of shares of common stock reserved for issuance under the 2006 Option Plan from 1,000,000 to 1,500,000 shares and to make certain other technical revisions regarding the administration of the 2006 Option Plan.

5.	To approve an amendment to our 2006 Directors Stock Option Plan (the “2006 Directors Plan”) to allow for a Board member to receive additional option grants under the 2006 Directors Plan after his existing option grant has fully vested and to make certain other technical revisions regarding the administration of the 2006 Directors Plan.

6.	To transact such other business as may come before the Meeting and any adjournments thereto.

The foregoing items of business are more fully described in the accompanying proxy statement, which is first being sent to EP MedSystems shareholders on or about August 6, 2007.

Our Board of Directors has fixed the close of business on July 23, 2007 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Meeting. Each share of EP MedSystems common stock is entitled to one vote on all matters presented at the Meeting.

You are cordially invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is very important that your shares be represented at the Annual Meeting whether or not you plan to attend.

Our Board of Directors unanimously recommends that you vote “FOR” each Proposal.

By order of the Board of Directors,

/s/ James J. Caruso
James J. Caruso Chief Financial Officer and Secretary

August 6, 2007

YOUR PROXY VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE RETURNED PROMPTLY. THEREFORE, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

SUMMARY

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this proxy statement. This summary may not contain all of the information that is important to you as a shareholder. Accordingly, we encourage you to carefully read this entire proxy statement, including its Appendices.

The Annual Meeting of Shareholders of EP MedSystems, Inc.

The Annual Meeting of Shareholders will be held at 10:00 a.m., Eastern Standard Time, on Wednesday, September 12, 2007 at the Company’s offices at 575 Route 73, Building D West Berlin, New Jersey 08091.

Our board of directors has fixed the close of business on July 23, 2007 as the record date for the determination of our shareholders entitled to notice of and to vote at the annual meeting. As of the record date for the Annual Meeting, 30,405,236 shares of our common stock were outstanding. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

Matters to be Voted on at the Annual Meeting

Our Board of Directors has approved the following proposals to be considered and voted on at the Annual Meeting of our Shareholders:

Proposal 1: Election of Directors.

Our Board of Directors consists of five members and is divided into three classes of directors serving three-year terms. Each class of directors is elected by shareholders to serve until the third annual meeting following their election or until their successors are elected and qualified. The current term of the Class III directors, David Jenkins and Abhijeet Lele, expires on the date of the Annual Meeting. Mr. Jenkins and Mr. Lele have been nominated by the Board of Directors to stand for re-election as Class III directors at the Annual Meeting. If elected, Mr. Jenkins and Mr. Lele will serve until the expiration of their term on the date of the 2010 Annual Meeting of Shareholders.

Additionally, Paul Ray, one of our Class II directors passed away in January, 2007. The Board appointed Gerard Michel to serve as a Class II Director and to serve on the audit and compensation committee. According to our By-Laws, Mr. Michel must be nominated for election to the Board at the Annual Meeting. As a Class II Director, if elected, Mr. Michel will serve until the expiration of his term on the date of the 2009 Annual Meeting of Shareholders.

You may vote in one of the following ways:

•	vote in favor of all nominees;

•	withhold votes as to all nominees; or

•	withhold votes as to specific nominees.

Required Shareholder Vote to Approve the Election of Directors

The election of each nominee for director will require the affirmative vote of a plurality of the votes cast by the holders of the shares of our Common Stock voting in person or by proxy at the Annual Meeting. A plurality of the votes, as distinguished from a majority, is the greatest number of votes cast by those voting. You will not be able to cumulate your votes in the election of directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

Proposal 2: Ratification of Independent Registered Public Accounting Firm.

As a matter of good corporate practice, our shareholders are being asked to ratify the appointment of Grant Thornton LLP as independent registered public accountants to audit our consolidated financial statements for the year ending December 31, 2007. If our shareholders fail to ratify this appointment, other independent registered public accountants will be considered by the Board of Directors upon recommendation of the audit committee. Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

The Board of Directors has determined that the ratification of Grant Thornton LLP as independent registered public accountants to audit our consolidated financial statements for the year ending December 31, 2007 is in the best interests of EP MedSystems and its shareholders, and recommends ratification by the shareholders.

Required Shareholder Vote to Approve the Ratification of our Independent Registered Public Accountants

The ratification of our independent registered public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

Proposal 3: Increase the Number of Authorized Shares of Common Stock

Our shareholders are being asked to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000, no par value, $0.001 stated value per share, to 50,000,000, no par value, $0.001 stated value per share. The Board has adopted a resolution authorizing this amendment, subject to shareholder approval.

As of June 30, 2007, we had 30,405,236 shares of common stock issued and outstanding, 338,000 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 505,000 shares of common stock which may be issued upon conversion of our secured convertible note and 3,421,658 shares of common stock reserved for issuance underlying currently issued and outstanding options. Accordingly, there are currently 5,330,106 shares of common stock available for future issuance and contingencies. We are proposing to increase the total number of our authorized shares of common stock to 50,000,000 so that we will have sufficient authorized but unissued common stock for issuance for various corporate purposes in the future as may be considered advisable by the Board, including, but not limited to, the sale of stock to raise capital or other financing transactions, the acquisition of product lines or licenses, to increase the number of shares issuable under our 2006 Stock Option Plan, as discussed in Proposal 4 below, and 2006 Directors Stock Option Plan, and other general corporate transactions. Based on the nearly 34,669,894 shares of common stock that were currently either outstanding or reserved for future issuance, the Board has determined that the number of unreserved shares of common stock presently available for issuance is not sufficient for these purposes.

The Board of Directors has determined that the amendment is in the best interests of EP MedSystems and its shareholders, and recommends approval by the shareholders.

Required Shareholder Vote to Approve an Increase in the Number of Authorized Shares of Common Stock

Under our Certificate of Incorporation and New Jersey law, this proposal to increase the authorized number of shares of common stock in our Certificate of Incorporation from 40,000,000 to 50,000,000 must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

Proposal 4: Amendment to our 2006 Stock Option Plan.

Our shareholders are being asked to approve an amendment to our 2006 Stock Option Plan (the “2006 Option Plan”) to increase the number of shares of our common stock reserved for issuance under the plan from 1,000,000 to 1,500,000 shares and to make certain other technical revisions regarding the administration of the 2006 Option Plan. The 2006 Option Plan provides for grants of incentive stock options to our employees and officers and for grants of non-qualified stock options to employees, officers, advisors and consultants of the Company. There are currently 738,500 options outstanding under the 2006 Option Plan and an additional 40,000 options have been granted and exercised. As a result, only 221,500 options remain available for future grants under the 2006 Stock Option Plan. The Board of Directors believes that the stock option grants, among other things, promote the interests of EP MedSystems and its shareholders by assisting EP MedSystems in attracting, retaining and maximizing the performance of officers, employees, advisors and consultants. At the Annual Meeting, shareholders will be asked to approve the amendment to increase the number of shares available for issuance under the plan. If the amendment is adopted, the Company will be able to continue to grant stock options to eligible participants thereby allowing EP MedSystems to continue attracting new officers, employees, advisors and consultants, and creating incentives for its current management and employees to enhance shareholder value.

The Board of Directors has determined that the amendment is in the best interests of EP MedSystems and its shareholders, and recommends approval by the shareholders.

Required Shareholder Vote to Approve an Amendment to our 2006 Stock Option Plan

The approval of an amendment to our 2006 Option Plan to increase the number of shares reserved for issuance under the plan from 1,000,000 to 1,500,000 shares and to make certain other technical revisions regarding the administration of the 2006 Option Plan will require the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

Proposal 5: Approve an Amendment to our 2006 Directors Stock Option Plan.

Our shareholders are being asked to approve an amendment to our 2006 Directors Stock Option Plan (the “2006 Directors Plan”) to allow for a Board member to receive additional grants of directors options after his or her initial directors option grant has fully vested and to make certain other technical revisions regarding the administration of the 2006 Directors Plan.

The 2006 Directors Plan provides for grants of stock options to non-employee Directors serving on the Board of Directors or the Board of Scientific Advisors of EP MedSystems. The 2006 Directors Plan currently provides that our Directors receive an initial grant of 60,000 options when they join the Board of Directors. Director options and advisor options become exercisable at the rate of 1,000 shares per month, commencing with the first month following the date of grant for so long as the optionee remains a director or advisor. The 2006 Directors Plan does not allow for additional option grants to Directors other than their initial option grant. As a result, the Company loses a valuable incentive available to retain long serving Directors. The Board of Directors believes that this amendment to the 2006 Directors Plan will, among other things, promote the interests of EP MedSystems and its shareholders by assisting EP MedSystems in retaining and maximizing the performance of its non-employee Directors.

The Board of Directors has determined that the amendment is in the best interests of EP MedSystems and its shareholders, and recommends approval by the shareholders.

Required Shareholder Vote to Approve an Amendment to our 2006 Directors Stock Option Plan

The approval of an amendment to our 2006 Directors Plan to allow for a Board member to receive additional grants of directors options after his or her initial directors option grant has fully vested and to make certain other technical revisions regarding the administration of the 2006 Directors Plan will require the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

Proposal 6: Other Business.

The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

Recommendation of Our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees proposed by the Board of Directors and “FOR” each proposal to be voted on at the Annual Meeting of Shareholders.

EP MEDSYSTEMS, INC.

575 Route 73, Building D

West Berlin, New Jersey 08091

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 12, 2007

INFORMATION ABOUT VOTING

General

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders are being furnished in connection with the solicitation by the Board of Directors of EP MedSystems, Inc. (“EP MedSystems” or the “Company” or “us” or “we”) of proxies for use at the Annual Meeting of Shareholders to be held at 575 Route 73 North, Building D, West Berlin, New Jersey, at 10:00 a.m., eastern standard time, on September 12, 2007, and at any adjournments thereof (the “Annual Meeting”), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy card are first being distributed to all shareholders entitled to vote on or about August 6, 2007.

Who can vote?

Only holders of record as of the close of business July 23, 2007 (the “Record Date”) of EP MedSystems’ Common Stock, no par value, stated value $.001 per share (the “Common Stock”), are entitled to vote at the Annual Meeting. On the Record Date, there were 30,405,236 shares of Common Stock.

How many votes can I cast?

You will be entitled to one vote per share of Common Stock owned by you on the Record Date.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on the proposals to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed prepaid envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on the proposals, the proxyholders will vote for you on the proposals. Unless you instruct otherwise, the proxyholders will vote “FOR” each of the nominees proposed by the Board of Directors and “FOR” each proposal to be voted on at the Annual Meeting of Shareholders.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters the Board of Directors intends to bring before the Shareholders at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the judgment of the persons voting such proxies.

What can I do if I change my mind after I vote my shares?

At any time before the vote at the meeting, you can revoke your proxy either by (i) giving our Secretary a written notice revoking your proxy card, (ii) signing, dating and returning to our Secretary a new proxy card bearing a later date, or (iii) attending the Annual Meeting and voting in person. Your presence at the Annual Meeting will not revoke your proxy unless you vote in person. All written notices or new proxies should be sent to our Secretary at our principal executive offices.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

What are broker non-votes?

Broker non-votes are shares held in street name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

What is a quorum?

We will hold the Annual Meeting if a quorum is present. A quorum will be present if the holders of a majority of the shares of Common Stock entitled to vote on the Record Date either sign and return their proxy cards or attend the Annual Meeting. Without a quorum, we cannot hold the meeting or transact business. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on the proposals listed on the proxy card. Abstentions and broker non-votes may also be counted as present for purposes of determining if a quorum exists.

What vote is necessary for action?

Passage of Proposals 1 (election of directors) requires, for the directors, the affirmative vote of a plurality of the votes cast by the holders of the shares of our Common Stock voting in person or by proxy at the Annual Meeting. You will not be able to cumulate your votes in the election of directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote. Approval of Proposal 2 (ratification of Auditors) will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy of the Annual Meeting and entitled to vote. Approval of Proposal 3 (increase in the number of authorized shares) must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock. Approval of Proposal 4 (approval of an amendment to the 2006 Stock Option Plan) will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy of the Annual Meeting and entitled to vote. Approval of Proposal 5 (approval of an amendment to the 2006 Directors Stock Option Plan) will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

Who pays for the proxy solicitation?

The cost of solicitation of proxies will be paid by the Company. Employees may contact you by telephone, by mail, or in person. None of our employees will receive any extra compensation for doing this. The Company may also employ a third party certified proxy solicitor to solicit proxies.

PROPOSAL 1.

ELECTION OF DIRECTORS

EP MedSystems’ board of directors consists of five members and is divided into three classes of directors serving three-year terms. Each class of directors is elected by shareholders to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. The current term of the Class III directors expires on the date of the Annual Meeting, the current term of the Class I director expires on the date of the 2008 Annual Meeting of Shareholders, and the current term of the Class II directors expires on the date of the 2009 Annual Meeting of Shareholders. The term of the Class II director to be elected at the Annual Meeting will expire on the date of the 2009 Annual Meeting of Shareholders and the term of the Class III directors to be elected at the Annual Meeting will expire on the date of the 2010 Annual Meeting of Shareholders.

The Class III directors whose terms expire at the Annual Meeting are David Jenkins and Abhijeet Lele. Mr. Jenkins and Mr. Lele have been nominated by the Board of Directors to stand for re-election as Class III directors at the Annual Meeting.

Paul Ray, one of EP MedSystems’ Class II directors passed away in January, 2007. The Board appointed Gerard Michel to serve as a Class II Director and to serve on the audit and compensation committee. According to our By-Laws, Mr. Michel is being nominated for election to the Board at the Annual Meeting. As a Class II Director, if elected, Mr. Michel will serve until the expiration of his term on the date of the 2009 Annual Meeting of Shareholders.

The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve as a director. If, however, any nominee should be unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company. See “Principal Stockholders” for information regarding the security holdings of our director nominees.

Required Vote for Approval and Recommendation of the Board of Directors

Passage of Proposal 1 (election of directors) requires the affirmative vote of a plurality of the votes cast by the holders of the shares of our Common Stock voting in person or by proxy at the Annual Meeting. You will not be able to cumulate your votes in the election of directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

In the absence of instructions to the contrary, a properly signed and dated proxy will vote the shares represented by that proxy, “FOR” the election of Mr. Jenkins and Mr. Lele as Class III directors and Mr. Michel as a Class II director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH ABOVE.

CERTAIN INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

The following information with respect to the principal occupation or employment, other affiliations, and business experience during the past five years of the nominees and each continuing director has been furnished to EP MedSystems by each director.

Nominees for Class III Director

David A. Jenkins is a founder and has served as the Chairman of the Board of Directors of the Company since 1995. He is a Class III Director whose term expires in 2007. From October, 2005 to August, 2006, Mr. Jenkins served as President, Chief Executive Officer and Chief Operating Officer of the Company. Mr. Jenkins also served as the Chief Executive Officer of the Company from its inception in 1993 until August 2002. Mr. Jenkins served as President of the Company from its inception in 1993 until

August 2001. He served as President and a director of Transneuronix, Inc., a privately-held company engaged in the development of neuromuscular stimulation devices, until its sale to Medtronic in 2005. Mr. Jenkins is the managing member of the general partner of FatBoy Capital, LLC, a shareholder of the Company. He is also a director of Inset Technologies, Inc. and Catheter Robotics, Inc., both of which are privately held medical device companies. In addition, Mr. Jenkins is a director of Geodigm, Inc., a privately-held company.

Abhijeet Lele has served as a director of the Company since April 2002. He is a Class III director whose term expires in 2007. Since October 1999, Mr. Lele has served as a Managing Member of the general partner of the EGS Private Healthcare Partnership, L.P. and EGS Private Healthcare Counterpart, L.P., (the “EGS Entities”) and other affiliated funds, all of which are private equity funds focusing on investments in private and public healthcare companies. Each of the EGS Entities is a shareholder of the Company. From 1994 to 1997, Mr. Lele was a consultant in the healthcare practice of McKinsey & Company. Before joining McKinsey & Company, Mr. Lele held operating positions in the pharmaceutical and biotechnology industries. He holds an MA in molecular biology from Cambridge University and an MBA with distinction from Cornell University. Mr. Lele also serves as a director of CryoCath Technologies (TSE:CYT), Medarex, Inc. (NASDAQ: MEDX), Stereotaxis, Inc. (NASDAQ: STXS), Optiscan Biomedical Corporation and Ekos Corporation.

Nominee for Class II Director

Gerard Michel has served as a director of the Company since January 2007. He is a Class II director who must stand for election in 2007. Mr. Michel is the Chief Financial Officer and Vice President, Corporate Strategy of NPS Pharmaceuticals, Inc. (NASDAQ: NPSP) (“NPS”). NPS engages in the discovery, development, and commercialization of small molecules and recombinant proteins. NPS’ product candidates are primarily used for the treatment of bone and mineral disorders, gastrointestinal disorders, and central nervous system disorders. From 1995 to 2002, Mr. Michel served as a Principal of the consulting firm of Booz-Allen & Hamilton where he worked with medical device companies, large pharmaceutical companies, biotech firms, and healthcare service firms. From 1988 to 1995, Mr. Michel was with Lederle Laboratories, serving in Marketing, Sales and Corporate Development roles, both domestically and internationally. Mr. Michel received an MS in microbiology and an MBA, both from the University of Rochester.

Directors Continuing in Office

David I. Bruce is the President and Chief Executive Officer of the Company. He is a Class II Director whose term expires in 2009. Mr. Bruce joined EP MedSystems in August, 2006, following nine years of increasing responsibility at Acuson Corporation and the Ultrasound Division of Siemens, including as General Manager of the intracardiac echo (ICE) catheter group with responsibility for both commercial operations and research and development. He also served as Vice President, Marketing for EVL, a laser vision correction company. Mr. Bruce received an MBA from the Wharton School and BS in Mechanical Engineering from the University of California, Berkeley.

Richard C. Williams has served as a director of the Company since August 2002. He is a Class I director whose term expires in 2008. Since 1989, Mr. Williams has served as the founder and President of Conner-Thoele Limited, a consulting and financial advisory firm specializing in the healthcare industry and pharmaceutical segment. From 2000 to April 2001, he also served as Vice Chairman—Strategic Planning and a director of King Pharmaceuticals Inc., a specialty pharmaceutical company (NYSE: KG). From 1992 to 2000, prior to its acquisition by King Pharmaceuticals in 2000, Mr. Williams served as Chairman and a director of Medco Research, a cardiovascular pharmaceutical development company publicly traded on the NYSE. From 1997 to 1999, he was Co-Chairman and a director of Vysis, a genetic biopharmaceutical publicly traded on the NASDAQ. Prior to founding Conner-Thoele Limited in 1989, Mr. Williams held various operational and financial management officer positions with Erbamont, N.V., Field Enterprises, Inc., Abbott Laboratories and American Hospital Supply Corporation. Mr. Williams is the non-executive Chairman of the Board and interim Chief Executive Officer of Cellegy Pharmaceuticals, a publicly-held specialty pharmaceutical company. Mr. Williams is also Chairman and a director of ISTA Pharmaceuticals, Inc., (NASDAQ: ISTA) an ophthalmology company, and is a former member of the Listed Company

Advisory Committee of the NYSE. Mr. Williams received a BA in economics from DePauw University and an MBA from the Wharton School.

No family relationships exist between any of the directors or executive officers of EP MedSystems.

CERTAIN INFORMATION CONCERNING BOARD MEETINGS AND COMMITTEES

During the year ended December 31, 2006, the Board of Directors met 6 times. EP MedSystems’ Board of Directors has established standing Audit, Compensation, Plan, and Nominating committees. The Audit Committee met 7 times, the Compensation Committee met 3 times, the Plan Committee did not meet, and the Nominating Committee did not meet during fiscal year 2006. Each member of the Board of Directors attended 75% or more of the Board of Directors meetings, and each member of the Board of Directors who served on either the Audit, Compensation, Plan or Nominating Committee attended at least 75% of the committee meetings.

Audit Committee. Currently, Mr. Lele (chairman), Mr. Williams, and Mr. Michel are members of the Audit Committee. Pursuant to the current rules of the Nasdaq Stock Market applicable to EP MedSystems, all of the members of the Audit Committee are independent. The Board of Directors has determined that Mr. Lele, Mr. Williams and Mr. Michel are “independent directors” under current Nasdaq Stock Market Rules. The Board of Directors has determined that Mr. Lele qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee oversees EP MedSystems’ accounting, financial reporting process, internal controls and audits, and consults with management, the internal auditors and the independent public accountants on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates, and retains EP MedSystems’ independent public accountants. It also maintains direct responsibility for the compensation, termination, and oversight of EP MedSystems’ independent public accountants’ qualifications, performance, and independence. The Audit Committee approves all services provided to EP MedSystems by the independent public accountants and reviews all non-audit services to ensure they are permitted under current law. The Committee also monitors compliance with the Foreign Corrupt Practices Act and EP MedSystems’ policies on ethical business practices and reports on these items to the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors, and reviewed and reapproved at the committee meeting on October 12, 2006, a copy of which is available on our website at www.epmedsystems.com.

Compensation Committee. Currently, the members of the Compensation Committee are Mr. Williams (chairman), Mr. Michel and Mr. Lele. The Compensation Committee reviews, administers and determines compensation arrangements for EP MedSystems’ executive officers and administers the 1995 Long Term Incentive Plan, the 2002 Stock Option Plan, and the 2006 Stock Option Plan.

Plan Committee. Mr. Jenkins and Mr. Bruce are members of the Plan Committee. The Plan Committee administers the 1995 Director Option Plan and the 2006 Director Option Plan. Members of the Plan Committee are not eligible to participate in the 1995 Director Option Plan or the 2006 Director Plan.

Nominating Committee. Currently, the members of the Nominating Committee are Mr. Williams (chairman), Mr. Lele and Mr. Michel. The Board has determined that Mr. Lele, Mr. Williams and Mr. Michel are “independent directors” under current Nasdaq Stock Market Rules. The Nominating Committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors. The Nominating Committee adopted a charter on July 11, 2005, a copy of which is available on our website at www.epmedsystems.com. The Nominating Committee reapproved the charter on December 12, 2006.

Director Nomination Process

Criteria for Board Membership. In selecting candidates for appointment, election or re-election to the Board of Directors, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that the Board of Directors has a sufficient number of independent directors to satisfy the Audit Committee requirement set forth in Nasdaq Stock Market Rule 4350-1(d)(2) and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board of Directors duties.

Stockholder Nominees. The Nominating Committee will consider written proposals from stockholders for nominees for director. Any shareholder of the Company entitled to vote for the election of directors may nominate a person for election to the Company’s Board of Directors if such shareholder follows the procedures outlined in our Bylaws, which are summarized below. Shareholder nominations shall be made pursuant to notice in writing to the Secretary of the Company within the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals” below. A shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the number of shares of capital stock of the corporation which are beneficially owned by the person and (ii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice (i) the name and business address and residence address of the shareholder and (ii) the class and number of shares of the Company’s stock which are beneficially owned by the shareholder on the date of such shareholder notice. The presiding officer of the annual meeting will determine and declare at the annual meeting whether the nomination was made in accordance with these terms. If not, the defective nomination will be disregarded.

Process for Identifying and Evaluating Nominees. The Nominating Committee believes EP MedSystems is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board of Directors membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board of Directors service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board of Directors occurs between annual shareholder meetings, the Nominating Committee will seek out potential candidates for Board of Directors appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board of Directors, senior management of EP MedSystems and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board of Directors, or presented for the approval of the shareholders, as appropriate.

Board Nominees for the 2006 Annual Meeting. Two nominees listed in this Proxy Statement are current directors standing for re-election. The third nominee listed in this Proxy Statement is a new director nominated to the Board of Directors to fill a vacancy.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS; SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Secretary, EP MedSystems, Inc., 575 Route 73 North, Bldg. D, West Berlin, New Jersey 08091. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating Committee.

The Company has a policy of encouraging all directors to attend the annual shareholder meetings. One of our directors attended the 2006 annual meeting.

CODE OF ETHICS

We have adopted a written code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The code of ethics is included in our Code of Business Conduct and Ethics. All of our directors and employees, including our Chief Executive Officer and other senior executives, are required to comply with our Code of Business Conduct and Ethics to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Business Conduct and Ethics to the attention of EP MedSystems, through management or by using the Company’s confidential compliance line. A copy of our Code of Business Conduct and Ethics is available on our website at http://www.epmedsystems.com/company/governance.html. We will also provide a copy of our Code of Business and Conduct and Ethics to any person without charge upon written request addressed to EP MedSystems, Inc., 575 Route 73 North, Bldg. D, West Berlin, New Jersey 08091, Attention: James J. Caruso, Interim Chief Financial Officer

PROPOSAL 2.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Grant Thornton LLP served as our independent registered public accounting firm for fiscal year 2006 and has been selected by the Audit Committee to serve in the same capacity for the year ending December 31, 2007. The shareholders will be asked to ratify this appointment at the Annual Meeting. The ratification of our independent registered public accounting firm by the shareholders is not required by law or our By-Laws. We believe that it is good corporate practice to submit this matter to the shareholders.

If our shareholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Grant Thornton LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed EP MedSystems’ audited financial statements for the fiscal year ended December 31, 2006 with EP MedSystems’ management. In addition, the Audit Committee discussed with EP MedSystems’ independent auditors, Grant Thornton LLP, the matters required by Statement on Auditing Standards No. 61, as may be modified or supplemented (as in effect on the date of EP MedSystems’ financial statements), which include the following:

•	Grant Thornton LLP’s responsibility under generally accepted auditing standards,

•	Significant accounting policies,

•	Management’s judgments and accounting estimates,

•	Significant audit adjustments,

•	Other information in documents containing audited financial statements,

•	Disagreements with EP MedSystems’ management, including accounting principles, scope of audit and disclosures,

•	Major issues discussed with EP MedSystems’ management prior to retention of Grant Thornton LLP, and

•	Difficulties encountered in performing the audit.

The Audit Committee received and discussed with Grant Thornton LLP written disclosures and the letter regarding any significant relationships that could impair Grant Thornton LLP’s independence (as required by Independence Standards Board Statement No. 1, as may be modified or supplemented, as in effect on the date of EP MedSystems’ financial statements), and considered the compatibility of non-audit services with Grant Thornton LLP’s independence. Based upon the above reviews and discussions, the Audit Committee recommended to the Board of Directors that EP MedSystems’ audited financial statements for the fiscal year ended December 31, 2006 be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

MEMBERS OF THE AUDIT COMMITTEE

Abhijeet Lele, Chairman Richard C. Williams Gerard Michel

RELATIONSHIP WITH INDEPENDENT AUDITORS

Grant Thornton LLP (“Grant Thornton”) served as EP MedSystem’s independent certified public accountants for the fiscal year ended December 31, 2006. The Audit Committee of the Board of Directors has selected Grant Thornton to act as EP MedSystems’ independent auditors for the fiscal year ending December 31, 2007. A representative of Grant Thornton is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

During fiscal year 2006, Grant Thornton LLP not only provided audit services, but also rendered other services, including tax services and due diligence support.

The following sets forth the aggregate fees billed or expected to be billed by Grant Thornton LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees and Tax Fees. The nature of the services provided in each such category is also described.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2006 and 2005, the review of the financial statements included in our Forms 10-Q and consents issued in connection with our filings on Form S-3 and Form S-8 for 2006 and 2005 totaled $171,418 and $162,734, respectively.

Audit-Related Fees

The fees related to compliance with Section 404 of the Sarbanes-Oxley Act for the years ended December 31, 2006 and 2005 of approximately $6,558 and $4,000, respectively, are not disclosed in the paragraph captioned “Audit Fees” above.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, for the years ended December 31, 2006 and 2005 were $27,080 and $23,850, respectively. No fees were billed by Grant Thornton LLP for professional services rendered for tax advice and tax planning, for the years ended December 31, 2006 and 2005.

All Other Fees

No fees were billed by Grant Thornton LLP for products and services, other than the services described in the paragraphs captioned “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” above for the years ended December 31, 2006 and 2005.

Audit Committee Policies and Procedures

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by Grant Thornton LLP in 2006. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or his designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by Grant Thornton LLP.

Required Vote for Approval and Recommendation of the Board of Directors

The ratification of Grant Thornton LLP as our independent registered public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the Annual Meeting. A plurality of the votes, as distinguished from a majority, is the greatest number of votes cast by those voting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY”S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

PROPOSAL 3.

INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 50,000,000 SHARES.

Summary of Amendment

Shareholders are being asked to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000, no par value, $0.001 stated value per share, to 50,000,000, no par value, $0.001 stated value per share. The Board adopted a resolution authorizing this amendment, subject to shareholder approval, on March 1, 2007. The proposed amendment is attached to this Proxy Statement as Appendix C. The Board of Directors has determined that the amendment is in the best interests of EP MedSystems and its shareholders, and recommends approval by the shareholders.

Description of Capital Stock

Our Amended Certificate authorizes the issuance of 40,000,000 shares of our common stock and 5,000,000 shares of our preferred stock. As of June 30, 2007, we had 30,405,236 shares of common stock issued and outstanding, 338,000 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 505,000 share of common stock which may be issued upon conversion of our secured convertible note and 3,421,658 shares of common stock reserved for issuance underlying currently issued and outstanding options. Accordingly, there were currently 5,330,106 shares of common stock available for future issuance and contingencies. After the proposed increase in authorized shares, there will be 15,330,106 authorized and unissued shares of our common stock that are not reserved for any specific use and are available for future issuances.

Purpose and Background of the Increase in Authorized Shares

We are proposing to increase the total number of our authorized shares of common stock to 50,000,000 so that we will have sufficient authorized but unissued common stock for issuance for various corporate purposes in the future as may be considered advisable by the Board, including, but not limited to, the sale of stock to raise capital or other financing transactions, the acquisition of product lines or licenses, or to increase the number of shares issuable under our 2006 Stock Option Plan and 2006 Directors Stock Option Plan, and other general corporate transactions. Based on the nearly 34,669,894 shares of common stock that were currently either outstanding or reserved for future issuance, the Board has determined that the number of unreserved shares of common stock presently available for issuance is not sufficient for these purposes.

Additional shareholder action will not be required for our Board to issue these additional shares for any proper corporate purpose approved by our Board, except as may be required by law, regulation or the rules of any stock exchange or quotation system on which the common stock is then listed or quoted (currently The Nasdaq Global Market System). Additional shareholder approval requirements may apply in the case of certain transactions, such as business combination transactions or the adoption of employee benefit plans. If any such additional shares are to be issued in connection with potential business transactions that independently require shareholder approval, such approval will be sought at the appropriate time.

Other than as specified above and as permitted or required under our employee benefit plans and under outstanding options and warrants, we have no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. We reserve the right to seek a further increase in authorized shares from time to time in the future as we consider appropriate.

Effects of the Proposed Amendment

The additional shares of common stock authorized by the proposed amendment would have the same rights and privileges as the shares of common stock currently authorized and issued. The adoption of this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders; however, the Board will have the authority to issues additional shares of authorized common stock without additional action or authorization by our shareholders prior to such issuance, unless shareholder approval is required by applicable law or the rules of any stock exchange or national securities association trading system on which our common stock is then listed or quoted. For example, Nasdaq Rule 4350(i)(D) requires shareholder approval in connection with a private offering of 20% or more of the shares of common stock of a company at a price less than the greater of book or market value. If additional shares of our common stock are issued, this may have a dilutive effect on earnings per share and on shareholders’ equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of our common stock. The holders of our common stock have no preemptive rights to subscribe for or purchase additional shares of common stock that may be issued in the future.

Potential Anti-Takeover Effect

The proposed amendment to increase the number of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for us to issue additional shares of common stock, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. It also may have the effect of perpetuating our current management, including the current Board, and placing it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business.

Existing provisions of our Amended Certificate, By-laws, other agreements, and applicable state laws which may have anti-takeover effects include the following:

•

Our Amended Certificate does not provide for cumulative voting with respect to the election of directors, but does provide for staggered elections of our board of directors. As a result, shareholders who have large holdings of our common stock may be able to control the election of members of our board, which may have the effect of delaying or preventing a change in control of us, including transactions in which our shareholders might otherwise receive a premium for their shares over current market prices. The staggered board provision makes it more difficult for shareholders to change the majority of directors even when the only reason for the change may be the performance of the present directors. Such provisions are applicable to all elections of directors, not only elections occurring after a change in control.

•

Pursuant to our Amended Certificate, the board of directors has the authority to issue up to 5,000,000 shares of undesignated preferred stock and to determine the rights, preferences, privileges and restrictions of such shares without any further vote or action by the shareholders. The board of directors, without shareholder approval, can issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of our common stock. We have no present intention to issue shares of preferred stock. The potential future issuance of preferred stock under certain circumstances may have the effect of delaying, deferring or preventing a change in control of us or otherwise may adversely affect the rights of the holders of our common stock.

•

Our By-laws provide that only our Board of Directors, the Chairman of our Board or our President may call a special meeting of the shareholders and that shareholders may not take action by written consent without a meeting. These provisions limit the ability of a potential acquirer or shareholders favoring a change of control to act quickly by special meeting or without a meeting.

•

The vesting of all options granted pursuant to our 1995 Long Term Incentive Plan, 1995 Director Option Plan, 2002 Stock Option Plan, 2006 Stock Option Plan and 2006 Directors Stock Option Plan and other agreements, accelerate in the event of (and immediately prior to) a change in control of the Company. Currently, approximately 1,300,000 shares are issuable upon the exercise of vested options and approximately 2,100,000 shares are issuable upon the exercise of unvested options granted pursuant to these plans and agreements.

•

Section 14A:10A of the New Jersey Business Corporation Act (also know as the “New Jersey Shareholders’ Protection Act”) provides that, with certain exceptions, an “interested shareholder” is prohibited from engaging in a “business combination” with the company for five years following the date the shareholder first became “interested” unless the company’s board approved the particular business combination before the acquirer became an interested shareholder. After five years have elapsed, the interested shareholder may engage in a business combination if certain conditions are met.

Although, as described above, in some circumstances the availability for issuance of additional shares of common stock could have an anti-takeover effect, the current proposal to amend the Amended Certificate is not in response to any effort to accumulate EP MedSystems’ common stock or to obtain control of EP MedSystems by means of a merger, tender offer, solicitation in opposition to management or otherwise. The Board is not aware of any attempt to take control of the Company, has not presented this proposal with the intention that the increase in the authorized shares of common stock be used as a type of anti-takeover device and currently has no plans to implement additional measures that may have anti-takeover effects.

Recent Proposals to Increase the Number of Shares

On December 22, 2004, our shareholders approved an amendment to our Amended Certificate to increase the number of authorized shares of our common stock from 30,000,000 shares to 40,000,000 shares. This increase in shares was intended to give us greater flexibility and to allow shares to be issued as determined by the Board without the expense and delay of a special shareholders’ meeting. Such stock could be and has been used, for example, for possible strategic relationships, for financings, or to increase the number of shares issuable under our 2006 Stock Option Plan and our 2006 Directors Stock Option Plan. During 2005, we issued 387,946 shares of our common stock in connection with the conversion of 373,779 shares of Series A Preferred Stock with a cumulative liquidation preference of $618,161. During 2006, we issued 4,395,060 shares of our common stock to selected institutional and other accredited investors, including David Jenkins, the Company’s Chairman, in a private placement. Pursuant to a Senior Medical Advisor Consulting Agreement between Dr. Sanjeev Saksena and EP MedSystems dated in 2004, as amended, we granted options to purchase 171,000 shares of our common stock to Dr. Saksena. We currently have no plan, understandings or arrangements to issue additional shares of common stock except on terms which the Board deems to be in the best interest of EP MedSystems and its shareholders.

If Proposal 3 is approved, the Amended Certificate, as amended, will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of New Jersey.

Required Vote for Approval and Recommendation of the Board of Directors

Under our Certificate of Incorporation and New Jersey law, this proposal to increase the authorized number of shares of common stock in our Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

The proposed amendment to the Amended Certificate consists of deleting the first paragraph of Article THIRD and inserting the following paragraph in lieu thereof:

“The total number of shares of stock which the corporation shall have authority to issue is Fifty-Five Million (55,000,000), to be divided into two classes designated as “Common Stock” and “Preferred Stock”. The corporation shall be authorized to issue (a) Fifty Million (50,000,000) shares of Common Stock, without par value, and (b) Five Million (5,000,000) shares of Preferred Stock, without par value.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Proposal 4:

Amendment to our 2006 Stock Option Plan

Our shareholders are being asked to approve an amendment to our 2006 Stock Option Plan (the “2006 Option Plan”) to increase the number of shares of our common stock reserved for issuance under the plan from 1,000,000 to 1,500,000 shares and to make certain other technical revisions regarding the administration of the 2006 Option Plan. The Board adopted a resolution authorizing this amendment, subject to shareholder approval, on March 1, 2007. The proposed amendment is attached to this Proxy Statement as Exhibit A.

The 2006 Option Plan provides for grants of stock options to employees, advisors and consultants of EP MedSystems. There are currently 738,500 options outstanding under the 2006 Option Plan and an additional 40,000 options have been granted and exercised. As a result, only 221,500 options remain available for future grants under the 2006 Option Plan. The Board of Directors believes that the 2006 Option Plan, among other things, promotes the interests of EP MedSystems and its shareholders by assisting EP MedSystems in attracting, retaining and maximizing the performance of officers, employees, advisors and consultants. If this amendment is approved, the 2006 Option Plan will permit EP MedSystems to continue to grant stock options to eligible participants, thereby allowing the company to continue attracting new officers, employees, advisors and consultants, and creating incentives for its current management and employees to enhance shareholder value.

At the Annual Meeting, shareholders will be asked to approve the amendment to increase the number of shares available for issuance under the 2006 Option Plan and to make certain other technical revisions regarding the administration of the 2006 Option Plan. The Board of Directors has determined that the amendment is in the best interests of EP MedSystems and its shareholders, and recommends approval by the shareholders.

A summary of the 2006 Option Plan is included below. The following summary is qualified in its entirety by reference to the full text of the 2006 Option Plan. The full text of the 2006 Option Plan is annexed to this Proxy Statement as Exhibit A and is an important part of this Proxy Statement.

SUMMARY DESCRIPTION OF THE 2006 STOCK OPTION PLAN

Our Board of Directors approved the 2006 Option Plan in October 2005 and the plan was approved by the shareholders on December 22. 2005. The 2006 Option Plan provides for grants of “incentive” (“ISO”) stock options to employees of EP MedSystems and “non-qualified (“NQSO”) stock options to employees, advisors and consultants of EP MedSystems. Approximately 85 employees are currently eligible to participate in the 2006 Option Plan. The options will be granted at no cost to the optionee. The 2006 Option Plan is administered by the Compensation Committee, which determines the optionees and the terms of the options granted, including the exercise price, number of shares subject to the options and the exercisability thereof. The Compensation Committee may, in its discretion, accelerate the exercise date of outstanding options and, in connection with EP MedSystems consummating a transaction, take other actions to terminate or cash out existing options or issue new options of a successor corporation. Because the Compensation Committee determines the optionees in its discretion, it is not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees.

Under the terms of the 2006 Option Plan, 1,000,000 shares of EP MedSystems’ common stock were reserved for issuance under the 2006 Option Plan, subject to certain anti-dilution adjustments under the 2006 Option Plan in the event of a recapitalization, stock split, merger or reorganization effecting a change or conversion in the common stock. There are options to purchase 738,500 shares of common stock outstanding under the 2006 Option Plan as of June 30, 2007. Except with respect to options then outstanding, the 2006 Option Plan will expire on the earliest to occur of (a) the tenth anniversary of the date on which the 2006 Option Plan was adopted by the Board, (b) the tenth anniversary of the date on which the 2006 Option Plan was approved by EP MedSystems’ shareholders, or (c) the date as of which the Board, in its sole discretion, determines to terminate the 2006 Option Plan.

The exercise price of an ISO granted under the 2006 Option Plan must be equal to at least the fair market value of the common stock on the date of grant, and the term of such options may not exceed ten years.

With respect to any optionee who owns (or is deemed to own through attribution from certain related persons) stock representing more than 10% of the voting power of all classes of EP MedSystems’ outstanding capital stock, the exercise price of any ISO must be equal to at least 110% of the fair market value of the common stock on the date of grant, and the term of the option may not exceed five years. The aggregate fair market value of common stock (determined as of the date of the option grant) for which an ISO may for the first time become exercisable in any calendar year may not exceed $100,000. The exercise price for any NQSO will be established by the Compensation Committee, and may be more or less than the fair market value of the common stock on the date of grant. Payment for options are generally in cash, but the Compensation Committee may permit optionees to pay the exercise price by issuing a promissory note upon terms satisfactory to the Compensation Committee.

The Board of Directors may at any time terminate, modify or amend the 2006 Option Plan without shareholder approval, except for an increase in the number of shares subject to 2006 Option Plan or where the vote of shareholders is required under the Internal Revenue Code of 1986, as amended (the “Code”), with respect to ISOs or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Such modifications or amendments may, for instance, modify the requirements for eligibility for participation or change the class of eligible participants or increase the benefits accruing to eligible participants with respect to options granted under the 2006 Option Plan, provided that the Board cannot adversely affect the rights of an optionee under a previously granted option without the consent of the optionee.

Required Vote for Approval and Recommendation of the Board of Directors

The approval of an amendment to our 2006 Option Plan to increase the number of shares reserved for issuance under the plan from 1,000,000 to 1,500,000 shares and to make certain other technical revisions regarding the administration of the 2006 Option Plan will require the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2006 STOCK OPTION PLAN.

Proposal 5:

Approve an Amendment to our 2006 Directors Stock Option Plan.

Our shareholders are being asked to approve an amendment to our 2006 Directors Stock Option Plan (the “2006 Directors Plan”) to allow for a Board member to receive additional grant of 60,000 director options after his or her initial option grant has fully vested and to make certain other technical revisions regarding the administration of the 2006 Directors Plan. The Board adopted a resolution authorizing this amendment, subject to shareholder approval, on March 1, 2007. The proposed amendment is attached to this Proxy Statement as Exhibit B.

The 2006 Directors Plan provides for grants of stock options to non-employee Directors serving on the Board of Directors or the Board of Scientific Advisors of EP MedSystems. The 2006 Directors Plan currently provides that our Directors receive an initial grant of 60,000 options when they join the Board of Directors. Director options and advisor options become exercisable at the rate of 1,000 shares per month, commencing with the first month following the date of grant for so long as the optionee remains a director or advisor. The 2006 Directors Plan does not allow for additional option grants to Directors other than their initial option grant. As a result, the Company loses a valuable incentive available to retain long serving Directors. The Board of Directors believes that this amendment to the 2006 Directors Plan will, among other things, promote the interests of EP MedSystems and its shareholders by assisting EP MedSystems in retaining and maximizing the performance of its non-employee Directors.

At the Annual Meeting, shareholders will be asked to approve the amendment to allow for additional option grants to Directors after his or her initial option grant has fully vested and to make certain other technical revisions regarding the administration of the 2006 Directors Plan. The Board of Directors has determined that the amendment is in the best interests of EP MedSystems and its shareholders, and recommends approval by the shareholders.

A summary of the 2006 Directors Plan is included below. The following summary is qualified in its entirety by reference to the full text of the 2006 Directors Plan. The full text of the 2006 Directors Plan is annexed to this Proxy Statement as Exhibit B and is an important part of this Proxy Statement.

Description of the 2006 Directors Stock Option Plan

EP MedSystems’ Board of Directors approved the 2006 Directors Plan in October 2005 and the 2006 Directors Plan was approved by the shareholders on December 22, 2005. The 2006 Directors Stock Option Plan provides for grants of non-qualified stock options (“NQSO”) to non-employee Directors of the Board of Directors and the Board of Scientific Advisors of EP MedSystems. The NQSOs will be granted at no cost to the optionee. The 2006 Directors Plan is administered by the Compensation Committee which is comprised of two or members of the Board appointed by the Board. The Compensation Committee is authorized to interpret the 2006 Directors Plan and to establish rules and regulations for its operation.

Under the terms of the 2006 Directors Plan, 1,000,000 shares of EP MedSystems’ common stock will be reserved for issuance under the 2006 Directors Plan, subject to certain anti-dilution adjustments in the event of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, effecting a change or conversion in the common stock. To the extent any shares of common stock covered by an option are not delivered because the option is forfeited, canceled or expired, or the shares of common stock are not delivered on an unrestricted basis, such shares shall not be deemed to have been delivered for purposes of determining the total number of shares of common stock available for delivery under the 2006 Directors Plan. The shares of common stock with respect to which options may be made under the 2006 Directors Plan are currently authorized but unissued shares, shares currently held by EP MedSystems as treasury shares, or a combination of both.

There are options to purchase 120,000 shares of common stock outstanding under the 2006 Directors Plan as of June 30, 2007 (including an option grant to purchase 60,000 shares dated May 14, 2007 granted pursuant to this amendment and subject to shareholder approval). Except with respect to options then outstanding, the 2006 Directors Plan will expire on the earliest to occur of (a) the tenth anniversary of the date on which the 2006 Directors Plan was adopted by the Board, (b) the tenth anniversary of the date on which the 2006 Directors Plan was approved by EP MedSystems’ shareholders, or (c) the date as of which the Board, in its sole discretion, determines to terminate the 2006 Directors Plan.

Each non-employee Director elected or appointed to the Board or the Advisory Board shall be granted an initial option to purchase 60,000 shares of common stock. Each option shall vest at a rate of 1,000 shares per month. In the event of dissolution or liquidation of EP MedSystems or any merger or combination in which EP MedSystems is not the surviving corporation, all outstanding options shall terminate but the optionees shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise any then vested options. However, the Board may, in its discretion, accelerate the exercise date of outstanding options and, in connection with EP MedSystems consummating a transaction, take other actions to terminate or cash out existing options or issue new options of a successor corporation.

The exercise price for each option shall be the fair market value of the common stock on the date of grant and the term of each option may not exceed ten years. Payment for options are generally in cash, but the Compensation Committee may permit optionees to pay the exercise price by issuing a promissory note upon terms satisfactory to the Compensation Committee.

The Board of Directors may, upon recommendation of the Compensation Committee, at any time terminate, modify or amend the 2006 Directors Plan; provided that the Board may not, without shareholder approval, amend the 2006 Directors Plan to cause (i) an increase in the number of shares subject to the 2006 Directors Plan, (ii) a modification of the requirements for eligibility for participation or a change in the class of eligible directors to whom options may be granted, (iii) a material increase in the benefits accruing to eligible directors with respect to options granted under the 2006 Directors Plan, or (iv) a continuance of the 2006 Directors Plan beyond the date the 2006 Directors Plan is scheduled to expire. No termination, modification or amendment shall adversely affect the rights of an optionee under a previously granted option without the consent of the optionee. No amendment to the provisions of the 2006 Directors Plan relating to participation, timing of option grants, number of shares to be issued or exercise price, may be made more often than once every 6 months, other than to comply with applicable law or changes in the Code.

Required Vote for Approval and Recommendation of the Board of Directors

The approval of an amendment to our 2006 Directors Plan to allow for additional option grants to Directors after his or her initial grant is fully vested and to make certain other technical revisions regarding the administration of the 2006 Directors Plan will require the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2006 DIRECTOR STOCK OPTION PLAN.

Executive Compensation.

Compensation Discussion and Analysis

Compensation Objectives

The primary objectives of the Company’s executive compensation program are to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with the long-term interests of the Company and its shareholders. Decisions on salary adjustments and compensation awards for executive officers have been made by the entire Board of Directors.

Board meetings involving consideration of compensation adjustments and awards for executive officers typically have included, for all or a portion of each meeting, not only the board members but also our chief executive officer. For compensation decisions relating to executive officers other than our chief executive officer, the chief executive officer typically makes recommendations and reviews them with the chairman of the Compensation Committee and the other members of the committee. The Board of Directors, in conjunction with input from the Compensation Committee members, then considers the recommendations from the chief executive officer.

The Company has not engaged an outside independent human resources consultant in the evaluation of the salaries of the executive officers. The recommendations from the compensation committee on the base salary of executive officers is based upon the collective experience of the members and public and nonpublic information that is available to evaluate the market range of base salaries for executives in companies of similar size and industry. In 2006, the Company used a retained executive search firm in the hiring of its Chief Executive Officer. This search firm assisted the Compensation Committee in providing a meaningful compensation package for the new executive.

Under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (tax “Tax Code”), compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated officers generally cannot be deducted. The Compensation Committee has determined the Company’s compensation practices and policies are not currently affected by this limitation.

Elements of Compensation

The Company’s executive compensation program consists of the following basic components: base salary, long-term incentives pursuant to the Company’s various option plans, limited perquisites and in some cases a cash bonus. Each component of the compensation program serves a particular purpose. Base salary is primarily designed to reward current and past performance, and may be adjusted from time to time to realign salaries with market levels. Cash bonuses may also be granted to reward individual contributions and superior job performance. Grants of long-term incentives are primarily designed to tie a portion of each executive’s compensation to long-term future performance. In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Company. Although our Board of Directors does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from another component.

Base Salary. The Board of Directors and Compensation Committee review the base salaries of each executive officer. In determining the appropriate level of compensation for each executive officer, the Board of Directors, based on the recommendation of the Compensation Committee, evaluates the executive’s performance as it relates the Company’s goals, objectives and strategic business plan and made the evaluation based upon the collective experience of the members and public and nonpublic information that is available to the members.

Long-Term Incentive Compensation. In determining the long-term incentive component of our executive officers’ compensation in 2006, the Board of Directors based on the recommendation of the Compensation Committee, reviewed the equity compensation of each employee, including executive officers, made adjustments as appropriate so that employees within the same level of the Company had a comparable equity stake in the Company. Our executive officers are eligible to receive awards under the Company’s various option plans. The option plans permit the Board of Directors to award eligible employees and consultants with incentive options and non-statutory stock options. Awards to executive officers under the option plans have generally consisted of incentive options and non-statutory stock options, or a combination thereof. The Compensation Committee and the Board of Directors may issue non-statutory options outside the Company’s option plans, as was the case with in 2006 with the hiring of the Company’s Chief Executive Officer.

The option plans permit the Board of Directors to award eligible employees and consultants with incentive-based and non-incentive-based compensation. The maximum number of shares of stock of the Company that may be subject to incentives under the plans, including without limitation incentive options, is as follows:

Plan	Options
1995 Long Term Incentive Plan (1)	692,908
2002 Stock Option Plan	990,000
2006 Stock Option Plan	1,000,000

(1)	This plan is closed for the issuance of any new options.

The Company shall reserve at least the amount of shares outstanding under each of the plans. The plans also restrict the number of shares that may be issued to one individual in any given twelve-month period. The option plans will be administered and managed within the discretion of Compensation Committee of the Company. Incentives under the option plans may be granted to eligible employees or consultants in any one or a combination of incentive options or non-statutory stock options.

Annual Cash Incentives. The Board of Directors believes that the Company’s compensation program should focus the named executive officers and other key executives on our annual financial performance and should reward individual performance. Although, the Compensation Committee has not adopted a formal written award bonus plan, annually the members create an individual bonus plan for the named executive officers and other key executives

The purpose of the individual plan is to:

•	Focus participants’ actions on the achievement of annual revenue growth and profitability goals;

•	Align participants’ actions on the accomplishment of key operational and strategic goals;

•	Encourage and reward participants for the achievement of specific objectives; and

•	Maintain a competitive range of incentive compensation opportunities.

With respect to individual goals, the Chief Executive Officer establishes his goals with the Compensation Committee and the Chief Executive Officer oversees the establishment of each of the other named executive officer’s goals for the upcoming year. Upon completion of the year, the Chief Executive Officer rates each of the other named executive officer on the attainment of those goals. The Board of Directors retains the sole discretion to determine whether the Company and the named executive officer have met the objectives.

In addition, the Board of Directors may determine to award cash bonuses to our executive officers based upon exceptional performance, although it has done so in limited circumstances.

Perquisites. We generally limit the perquisites that we make available to our executive officers. With the exception of Mr. Jenkins, Chairman of the Board of Directors, perquisites to executive officers consist only of an auto allowances. The additional perquisite received by Mr. Jenkins is identified in the footnotes to the Summary Compensation Table.

Other Compensation. Executive officers are eligible to participate in all of our employee benefit plans, such as a medical, dental and life insurance plan with a portion of the premium paid by the Company, and a 401(k) plan. At this time, due to the losses the Company has incurred, the Company does not make matching contributions to the 401(k) plan.

Compensation Policies

Effect of Accounting and Tax Treatment. On January 1, 2006, the Company adopted SFAS No. 123—Revised 2004, Share-Based Payment (“SFAS 123(R)”), which establishes accounting for stock-based payment transactions for employee services and goods and services received from non-employees. SFAS 123(R) is a revision of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), and supersedes APB No. 25, Accounting for Stock Issued to Employees. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense over the employee’s or non-employee’s service period, which is generally the vesting period of the equity grant. Because the Company offers incentive stock options and non-qualified stock options, the deductibility of a compensation award by the Company may not always occur at the time the award is otherwise taxable to the employee.

Timing Issues. With the exception of significant promotions and new hires, we intend to review equity compensation awards annually following the availability of the financial results for the prior year. Grants were made in December 2006 for the last fiscal year. This timing enables us to consider prior year performance by the Company and the potential recipients and our expectations for the current year. Grants to newly hired employees are effective on the latter of the employee’s first day of employment or upon approval of the grant by the Board of Directors. The exercise price of stock options is based upon the grant date fair market value, which is the fair market value of our common stock on the date of grant.

Stock Ownership Guidelines. The Board of Directors has not adopted specific stock ownership guidelines for executive officers. Under the terms of the option plans, however, in any given year, individuals are limited to the number of incentives they receive which may be issued pursuant to the plans. Except as may otherwise be permitted by the Tax Code, incentive options granted to an individual during one calendar year shall be limited, such that at the time the incentive options are granted, the Fair Market Value (as defined in the plans) of the stock covered by all incentive options first exercisable in any calendar year may not, in the aggregate, exceed $100,000.

Exercise of Discretion. Pursuant to the plans, the Compensation Committee retains limited discretion in connection with the payment of performance based compensation in cases where the defined performance goals have not been met. The Compensation Committee also retains discretion to accelerate the vesting of unvested incentives upon an individual’s termination of employment with the Company. The Compensation Committee exercised this option with respect to certain options in recognition for Mr. Jenkins’~~s~~ service in 2006 as Chief Executive Officer and Chief Operating Officer.

Adjustment or Recovery of Awards upon Restatement of Company Performance. The Company does not have a formal policy with respect to whether executive officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the stock option plans, however, in determining the actual size of performance-based incentives, the Compensation Committee may reduce or eliminate the amount of the performance-based incentives earned over the relevant period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

Chief Executive Officer Compensation

David Bruce, who was hired by the Company on August 16, 2006, will receive an annual base salary of $300,000. Mr. Bruce will also be eligible to participate in the Company’s executive officer cash bonus plan in which he can earn up to 20% of his annual base salary. Pursuant to the Offer Letter in connection with Mr. Bruce’s employment, the Company made the following stock option grants to Mr. Bruce in 2006: (1) 250,000 stock options under the Company’s 2006 Stock Option Plan, (2) 50,000 stock options under the Company’s 2002 Stock Option Plan and (3) 500,000 stock options outside of the Company’s existing plans. The stock options have a life of 10 years, vest annually in five equal installments and have an exercise price equal to the fair-market value of the Company’s common stock, defined as the mean between the high and low of the Company’s share price on the date of the grant or $1.44, in this case on the first day of employment, August 16, 2006. These options were granted on November 17, 2006 at an exercise price of $1.34 per share. The Offer Letter for additional grants of up to 200,000 stock options over the next two years based on agreed upon goals. The Offer Letter provided a separate Change in Control Agreement which will result in a payment of two times the Executive’s annual base salary and an acceleration of vesting of all unvested options upon a change of control. The Offer Letter also provides for severance payments to the Executive in the event that he is terminated by the Company without cause, as defined in the Offer Letter equal to (1) continuation of base salary for 12 months, (2) continuation of payment of medical and other benefits and (3) a six month acceleration of any unvested stock options.

In determining the compensation level for the new Chief Executive Officer, the Company used a retained executive search firm in the hiring of its Chief Executive Officer. This search firm assisted the Compensation Committee in providing a meaningful compensation package for the new executive.

Senior Management Incentive Agreements

On May 12, 2005 our Board of Directors approved Senior Management Incentive Agreements with each of four current senior officers. Those senior officers are C. Bryan Byrd, our Vice President, Engineering and Manufacturing, John Huley, our Vice President, Sales, Thomas Maguire, our Vice President, Regulatory and Quality Assurance and Richard Gibbons, our Director of Operations. The agreements provide that if the senior officer is employed by the Company immediately prior to a change of control (as defined in the agreements) of the Company, the Company will pay to each of the senior officers an amount equal to two times the senior officer’s annual base salary (which excludes any incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) at the time of such change of control. The agreements also confirm our policy previously approved by our Board of Directors that all options to purchase common stock of the Company granted to our employees (including all senior officers) will vest immediately prior to a change of control. The management incentive agreements also provide that if a senior officer’s benefits under the management incentive agreement would result in an Internal Revenue Code Section 280C(b)(1) “parachute payment,” such senior officer will receive an additional amount not to exceed 20% of the amount of the payments and benefits otherwise payable to the senior officer upon the occurrence of a change in control. All senior officers are employed by the Company on an “at-will” basis and none of the senior officers has an employment agreement with the Company.

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, and the information shall not be deemed to be incorporated by reference into any filing made by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this report with management. Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

Submitted by the Compensation Committee of the Board of Directors.

Richard Williams— Chairman of the Compensation Committee

Abhijeet Lele Gerard Michel

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2006. The “Named Executive Officers” are the our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers based on total compensation earned during 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (2) ($)	Total ($)
David A. Jenkins Chairman of the Board (3)	2006	48,000	—	—	257,412	—	—	4,382	309,794
David I. Bruce Chief Executive Officer and President (4)	2006	112,500	—	—	79,086	—	—	—	191,586
James J. Caruso Interim Chief Financial Officer (5)	2006	—	—	—	—	—	—	—	—
Matthew C. Hill (6) Chief Financial Officer	2006	152,100	10,000	—	60,437	20,000	—	6,000	248,537
C. Bryan Byrd Vice President, Engineering and Manufacturing	2006	177,675	—	—	60,190	21,000	—	—	258,865
John Huley Vice President, Sales	2006	150,000	—	—	92,665	22,900	—	6,000	271,565
Thomas Maguire Vice President, Regulatory and Quality Assurance	2006	124,025	—	—	10,445	20,000	—	6,000	160,470

1.	The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of awards pursuant to the Company’s equity incentive plans and therefore may include amounts from awards granted in 2006 and prior. Assumptions used in the calculation of these amounts for awards granted in fiscal years ended December 31, 2006, 2005, and 2004 are included in Note 2 Summary of Significant Accounting Policies to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on March 31, 2007. Assumptions used in the calculation of these amounts for the fiscal years ended December 31, 2003 and 2002 are included in Note 2 Summary of Significant Accounting Policies to the Company’s audited financial statements for the fiscal year ended December 31, 2003, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on March 30, 2007. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

2.	All Other Compensation consisted of the following:

Name		Company Paid Healthcare Premiums ($)	Car Allowance ($)	Company Matching Contribution to 401(k) Plan ($)	Total ($)
David A. Jenkins	2006	$4,382	—	—	$4,382
David I. Bruce	2006	—	—	—	—
James J. Caruso	2006	—	—	—	—
Matthew C. Hill	2006	—	$6,000	—	$6,000
C. Bryan Byrd	2006	—	—	—	—
John Huley	2006	—	$6,000	—	$6,000
Thomas Maguire	2006	—	$6,000	—	$6,000

3.	Mr. Jenkins served as President, Chief Executive Officer and Chief Operating Officer of the Company from October, 2005 through August, 2006. He has served as Chairman of the Board since 1995.

4.	Mr. Bruce was hired as the Chief Executive Officer and President in August, 2006.

5.	Mr. Caruso was hired as the Chief Financial Officer on April 17, 2007. He assumed the duties of Principal Financial Officer immediately following the filing of the Company’s first quarter 2007 SEC Form 10-Q.

6.	Mr. Hill was the Company’s Chief Financial Officer from March, 2003 until he resigned his position on April 3, 2007. He was employed by the Company as the Principal Financial Officer during a transition period up to the filing of the Company’s first quarter 2007 SEC Form 10-Q.

GRANTS OF PLAN-BASED AWARDS

The following table includes certain information with respect to grants of plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2006.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
David A. Jenkins	—	—	—	—	—	—	—	—	—	—	—
David I. Bruce (1)	8/16/06	2002 Plan	—	—	—	—	—	—	50,000	1.44	72,000
David I. Bruce	8/16/06	2006 Plan	—	—	—	—	—	—	250,000	1.44	360,000
David I. Bruce	8/16/06	Nonqualified	—	—	—	—	—	—	500,000	1.44	720,000
David I. Bruce	11/17/06	Nonqualified	—	60,000	60,000	—	200,000	200,000	200,000	1.34	268,000
James J. Caruso	—	—	—	—	—	—	—	—	—	—	—
Matthew Hill (2)	12/12/06	2006 Plan	—	—	—	—	—	—	30,000	1.22	36,600
C. Bryan Byrd (3)	12/12/06	2006 Plan	—	—	—	—	—	—	30,000	1.22	36,600
John Huley (4)	12/12/06	2006 Plan	—	—	—	—	—	—	20,000	1.22	24,400
Thomas Maguire (5)	12/12/06	2006 Plan	—	—	—	—	—	—	10,000	1.22	12,200

1.	On August 16, 2006, upon the start of his employment as our President and CEO, we granted David I. Bruce an incentive stock option to purchase 50,000 shares of common stock pursuant to the 2002 Stock Option Plan at an exercise price of $1.44; an incentive stock option to purchase 250,000 shares of common stock pursuant to the 2006 Stock Option Plan at an exercise price of $1.44; and a nonqualified stock option to purchase 500,000 shares of common stock at an exercise price of $1.44. The options vest over 5 years, subject to acceleration upon a change of control (as defined) of our company, and have a term of 10 years.

In addition on November 17, 2006, we granted Mr. Bruce an nonqualified stock option to purchase 200,000 shares of common stock pursuant to a separate agreement at an exercise price of $1.34. The options vest over 2 years associated with meeting operating goals for our company. The options have a term of 10 years

2.	On December 12, 2006, we granted Matthew C. Hill, our Chief Financial Officer, an incentive stock option to purchase 30,000 shares of common stock pursuant to the 2006 Stock Option Plan at an exercise price of $1.22 per share. The options vest over 5 years, subject to acceleration upon a change of control (as defined) of our company, and have a term of 10 years.

3.	On December 12, 2006, we granted C. Bryan Byrd, our Vice President, Engineering and Manufacturing, an incentive stock option to purchase 30,000 shares of common stock pursuant to the 2006 Stock Option Plan at an exercise price of $1.22 per share. The options vest over 5 years, subject to acceleration upon a change of control (as defined) of our company, and have a term of 10 years.

4.	On December 12, 2006, we granted John Huley, our Vice President, Sales, an incentive stock option to purchase 20,000 shares of common stock pursuant to the 2006 Stock Option Plan at an exercise price of $1.22 per share. The options vest over 5 years, subject to acceleration upon a change of control (as defined) of our company, and have a term of 10 years.

5.	On December 12, 2006, we granted Thomas McGuire, our Vice President, Regulatory Affairs and Quality Assurance, an incentive stock option to purchase 10,000 shares of common stock pursuant to the 2006 Stock Option Plan at an exercise price of $1.22 per share. The options vest over 5 years, subject to acceleration upon a change of control (as defined) of our company, and have a term of 10 years.

OPTIONS EXERCISED AND STOCK VESTED TABLE

No stock options were exercised by Named Executive Officers during the fiscal year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table includes certain information with respect to the stock options held by each of the Named Executive Officers as of December 31, 2006.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
David I. Bruce	—	800,0000	—	1.44	August 16, 2016	—	—	—	—
David I. Bruce	—	—	200,000	1.34	November 17, 2016	—	—	—	—
David Jenkins	60,500	—	—	2.67	October 11, 2015	—	—	—	—
David Jenkins	121,000	—	—	2.90	October 21, 2015	—	—	—	—
David Jenkins	70,000	—	—	2.20	December 24, 2010	—	—	—	—
David Jenkins	60,500	—	—	2.67	October 11, 2015	—	—	—	—
Bryan Byrd	50,000	—	—	4.13	April 17, 2010	—	—	—	—
Bryan Byrd	40,000	10,000	—	2.40	August 29, 2012	—	—	—	—
Bryan Byrd	30,000	20,000	—	2.14	May 7, 2013	—	—	—	—
Bryan Byrd	10,800	7,200	—	2.91	July 22, 2013	—	—	—	—
Bryan Byrd	3,000	2,000	—	3.75	November 3, 2013	—	—	—	—
Bryan Byrd	2,400	3,600	—	3.15	July 22, 2014	—	—	—	—
Bryan Byrd	1,800	7,200	—	3.46	March 2, 2015	—	—	—	—
Bryan Byrd	600	2,400	—	3.03	May 12, 2015	—	—	—	—
Bryan Byrd	—	30,000	—	1.22	December 12, 2016	—	—	—	—
Matthew Hill	12,000	3,000	—	2.00	August 1, 2012	—	—	—	—
Matthew Hill	30,000	20,000	—	1.32	March 5, 2013	—	—	—	—
Matthew Hill	2,250	2,250	—	2.55	August 15, 2013	—	—	—	—
Matthew Hill	30,000	20,000	—	2.25	August 26, 2013	—	—	—	—
Matthew Hill	2,000	3,000	—	3.20	March 9, 2014	—	—	—	—
Matthew Hill	10,000	15,000	—	3.15	July 22, 2014	—	—	—	—
Matthew Hill	3,000	12,000	—	3.73	March 2, 2015	—	—	—	—
Matthew Hill	—	30,000	—	1.22	December 12, 2016	—	—	—	—
John Huley	60,000	30,000	—	3.18	May 10,2014	—	—	—	—
John Huley	4,000	12,000	—	2.95	October 31, 2015	—	—	—	—
John Huley	4,000	12,000	—	3.62	July 11, 2015	—	—	—	—
John Huley	—	20,000	—	1.22	December 12, 2016	—	—	—	—
Thomas Maguire	—	10,000	—	1.22	December 12, 2016	—	—	—	—
Thomas Maguire	10,000	15,000	—	2.70	October 18, 2014	—	—	—	—

Director Compensation Table

Non-employee directors of EP MedSystems received amounts ranging from $22,500 to $25,500 for their service for the year ended December 31, 2006. Directors will be compensated for the year ended December 31, 2007 as follows: (i) a retainer of $15,000 per year is payable to each outside director payable in quarterly installments, (ii) a meeting fee of $1,500 per director is payable with respect to each regularly scheduled meeting, and (iii) a meeting fee of $1,500 is payable for each telephone meeting in excess of one hour. In addition, the directors are reimbursed for their reasonable travel expenses incurred in performance of their duties as directors and directors receive a grant of an option to purchase 60,000 shares of Common Stock when they join the Board of Directors.

The following table sets forth information regarding the compensation earned by our directors in 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David A. Jenkins	22,500	—	—	—	—	—	22,500
David I. Bruce	—	—	—	—	—	—	—
Richard C. Williams	25,500	—	24,197	—	—	—	49,697
Gerard Michel	—	—	—	—	—	—	—
Abhijeet Lele	25,500	—	25,205	—	—	—	50,705
Paul Ray	25,500	—	24,228	—	—	—	49,728

1.	The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of awards pursuant to the Company’s equity incentive plans and therefore may include amounts from awards granted in 2006 and prior. Assumptions used in the calculation of these amounts for awards granted in fiscal years ended December 31, 2006, 2005, and 2004 are included in Note 2 Summary of Significant Accounting Policies to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on March 31, 2007. Assumptions used in the calculation of these amounts for the fiscal years ended December 31, 2003 and 2002 are included in Note 2 Summary of Significant Accounting Policies to the Company’s audited financial statements for the fiscal year ended December 31, 2003, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on March 30, 2007. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Compensation Plans and Other Arrangements

1995 Long Term Incentive Plan

Our 1995 Long Term Incentive Plan (the “1995 Incentive Plan”) was adopted by our Board of Directors and shareholders in November 1995. There were 1,000,000 of shares of our common stock reserved for issuance under the 1995 Incentive Plan. At December 31, 2006, options to purchase 698,208 shares of our common stock were outstanding at exercise prices ranging from $1.34 to $4.25 per share. The 1995 Incentive Plan provides for grants of “incentive” and “non-qualified” stock options to employees of EP Med. The 1995 Incentive Plan is administered by the Compensation Committee, which determines the optionees and the terms of the options granted, including the exercise price, number of shares subject to the options and the exercisability thereof. The 1995 Incentive Plan terminated on November 30, 2005. Options may no longer be issued under the plan.

The exercise price of incentive stock options granted under the 1995 Incentive Plan must be equal to at least the fair market value of the common stock on the date of grant, and the term of such options may not exceed ten years. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the common stock on the date of grant, and the term of the option may not exceed five years. The aggregate fair market value of common stock (determined as of the date of the option grant) for which an incentive stock option may for the first time become exercisable in any calendar year may not exceed $100,000. Options granted under the 1995 Incentive Plan are generally subject to vesting over five years, and vesting generally accelerates upon a change of control of the Company as defined therein.

1995 Director Option Plan

The Company’s 1995 Director Option Plan was adopted by our Board of Directors and our shareholders in November 1995. A total of 180,000 shares of our common stock were reserved for issuance under the 1995 Director Option Plan, and options to purchase 180,000 shares were outstanding as of December 31, 2006 at exercise prices ranging from $2.10 to $2.50 per share. The 1995 Director Option Plan provides for grants of “director options” to eligible directors of EP Med and for grants of “advisor options” to eligible members of the Scientific Advisory Board. Director options and advisor options become exercisable at the rate of 1,000 shares per month, commencing with the first month following the date of grant for so long as the optionee remains a director or advisor, as the case may be. The 1995 Director Option Plan is administered by the Plan Committee of the Company, which determines the optionees and the terms of the options granted, including the exercise price and the number of shares subject to the options. Options granted under the 1995 Incentive Plan are generally subject to vesting over five years, and vesting generally accelerates upon a change of control of the Company as defined therein. The 1995 Director Option Plan terminated on November 30, 2005. Options may no longer be issued under the plan.

2002 Stock Option Plan

The Company’s 2002 Stock Option Plan (the “2002 Plan”) was approved by our Board of Directors and our shareholders in August 2002 and amended in December 2005. A total of 1,000,000 shares of our common stock are reserved for issuance under the 2002 Plan. At December 31, 2006, options to purchase 984,000 shares were outstanding at exercise prices ranging from $1.19 to $3.73. The 2002 Plan provides for grants of incentive stock options to our employees and officers and for grants of non-qualified stock options to employees, officers, advisors and consultants of EP Med. Options granted under the 1995 Incentive Plan are generally subject to vesting over five years, and vesting generally accelerates upon a change of control of the Company as defined therein. The 2002 Plan is administered by the Compensation Committee. The 2002 Plan will terminate on August 29, 2012, unless terminated earlier by our Board of Directors.

2006 Stock Option Plan

The Company’s 2006 Stock Option Plan (the “2006 Plan”) was approved by our Board of Directors in October 2005 and our shareholders in December 2005. A total of 1,000,000 shares of our common stock are reserved for issuance under the 2006 Plan. At December 31, 2006, options to purchase 569,000 shares were outstanding at an exercise prices ranging from $1.20 to $2.90. The 2006 Plan provides for grants of incentive stock options to our employees and officers and for grants of non-qualified stock options to employees, officers, advisors and consultants of the Company. The 2006 Plan is administered by the Compensation Committee. Options granted under the 1995 Incentive Plan are generally subject to vesting over five years, and vesting generally accelerates upon a change in control of the Company as defined therein. The 2006 Plan will terminate on October 21, 2015, unless terminated earlier by our Board of Directors.

2006 Director Plan

The Company’s 2006 Director Plan (the “2006 Director Plan”) was adopted by our shareholders in December 2005. A total of 1,000,000 shares of our common stock are reserved for issuance under the 2006 Director Plan, and no options were outstanding as of December 31, 2006. The 2006 Director Plan provides for grants of “director options” to eligible directors of EP Med and for grants of “advisor options” to eligible members of the Scientific Advisory Board. Director options and advisor options become exercisable at the rate of 1,000 shares per month, commencing with the first month following the date of grant for so long as the optionee remains a director or advisor, as the case may be. The 2006 Director Plan is administered by the Plan Committee of the Company, which determines the optionees and the terms of the options granted, including the exercise price and the number of shares subject to the options. The 2006 Director Option Plan will terminate on October 21, 2015, unless earlier terminated by the Board of Directors.

Employment Contracts and Termination of Employment and Change-in-control Arrangements

On May 12, 2005 our Board of Directors approved Senior Management Incentive Agreements with each of four of our current senior officers. Those senior officers are C. Bryan Byrd, our Vice President, Engineering and Manufacturing, John Huley, our Vice President, Sales, Thomas Maguire, our Vice President, Regulatory and Quality Assurance and Richard Gibbons, our Director of Operations. The agreements provide that if the senior officer is employed with EP MedSystems immediately prior to a change of control (as defined in the agreements) of the Company, the Company will pay to each of the senior officers an amount equal to two times the senior officer’s annual base salary (which excludes any incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) at the time of such change of control. The agreements also confirm our policy previously approved by our Board of Directors that all options to purchase common stock of EP MedSystems granted to our employees (including all senior officers) will vest immediately prior to a change of control. The management incentive agreements also provide that if a senior officer’s benefits under the management incentive agreement would result in an Internal Revenue Code Section 280C(b)(1) “parachute payment,” such senior officer will receive an additional amount not to exceed 20% of the amount of the payments and benefits otherwise payable to the senior officer upon the occurrence of a change in control. All senior officers are employed by the Company on an “at-will” basis and none of the senior officers has an employment agreement with the Company.

David Bruce, who was hired by the Company on August 16, 2006, will receive an annual base salary of $300,000. Mr. Bruce will also be eligible to participate in the Company’s executive officer cash bonus plan in which he can earn up to 20% of his annual base salary. Pursuant to the Offer Letter in connection with Mr. Bruce’s employment, the Company made the following stock option grants to Mr. Bruce in 2006: (1) 250,000 stock options under the Company’s 2006 Stock Option Plan, (2) 50,000 stock options under the Company’s 2002 Stock Option Plan and (3) 500,000 stock options outside of the Company’s existing plans. The stock options have a life of 10 years, vest annually in five equal installments and have an exercise price equal to the fair-market value of the Company’s common stock, defined as the mean between the high and low of the Company’s share price on the date of the grant or $1.44, in this case on the first day of employment, August 16, 2006. These options were granted on November 17, 2006 at an exercise price of $1.34 per share. The Offer Letter for additional grants of up to 200,000 stock options over the next two years based on agreed upon goals. The Offer Letter provided a separate Change in Control Agreement which will result in a payment of two times the Executive’s annual base salary and an acceleration of vesting of all unvested options upon a change of control. The Offer Letter also provides for severance payments to the Executive in the event that he is terminated by the Company without cause, as defined in the Offer Letter equal to (1) continuation of base salary for 12 months, (2) continuation of payment of medical and other benefits and (3) a six month acceleration of any unvested stock options.

In determining the compensation level for the new Chief Executive Officer, the Company used a retained executive search firm in the hiring of its Chief Executive Officer. This search firm assisted the Compensation Committee in providing a meaningful compensation package for the new executive.

Stock Performance Graph

The following line graph and table compare, for the five most recently concluded fiscal years, the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends, on the Company’s common stock with the cumulative total return of companies on the NASDAQ Stock Market and an the Russell 3000 Index.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE

COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005	12/29/2006
EP MedSystems, Inc.	100.00	100.00	121.60	150.00	116.40	53.60
Russell 3000 Index	100.00	77.19	99.37	109.39	114.06	129.80
NASDAQ Market Index	100.00	69.75	104.88	113.70	116.19	128.12

Compensation Committee Interlocks and Insider Participation

The Board of Directors has established a Compensation Committee, consisting of Messrs. Williams, Lele and Michel. No members of the Compensation Committee are officers, employees or former officers of EP MedSystems, Inc. No executive officer of EP MedSystems, Inc. served as a member of the compensation committee or Board of Directors of another entity (or other committee of our Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served on the compensation committee or as a director of EP MedSystems, Inc.

On March 27, 2006, we completed a $10,000,000 private placement of its common stock to a number of accredited investors. We issued 3.78 million shares of its common stock at a purchase price of $2.25 per share. In addition, FatBoy Capital, LP purchased approximately 617,000 shares of common stock at a price of $2.43 per share in accordance with NASDAQ marketplace rules. David Jenkins, the Company’s Chairman is a managing member of FatBoy Capital’s general partner. In connection with this transaction, certain anti-dilution provisions of the Laurus Convertible Note resulted in a reduction of the conversion price of that note from $4.20 to $3.96.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Based upon information available to us, the following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2007, by (i) each of our directors, (ii) each of the executive officers identified in the Summary Compensation Table, (iii) all directors and executive officers as a group and (iv) each person known to us to beneficially own more than five percent of our common stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Class
David A. Jenkins Chairman of the Board c/o EP MedSystems, Inc. 575 Route 73 N, Building D West Berlin, New Jersey 08091 (2)	3,161,684	10.4%
Group comprised of Greenberg Healthcare Management, LLC, EGS Partners, LLC, The Pharmaceutical/Medical Technology Fund, L.P., EGS Private Healthcare Associates, LLC, EGS Private Healthcare Partnership, L.P., Frederic Greenberg, and Abhijeet Lele 105 Rowayton Avenue Rowyton, CT 06902 (3)	2,626,378	8.6%
Michael A. Roth and Brian J. Stark as Joint Filers 3600 South Lake Drive St. Francis, WI 53235 (4)	2,368,725	7.8%
Group comprised of S.A.C. Capital Advisors, LLC, S.A.C Capital Associates, LLC, S.A.C. Capital Management, LLC and Steven A. Cohen. 172 Cummings Point Road Stamford, CT 06902 (5)	2,208,709	7.2%
David I. Bruce Chief Executive Officer and President c/o EP MedSystems, Inc. 575 Route 73 N, Building D West Berlin, New Jersey 08091	56,000	*
Richard Williams Director c/o EP MedSystems, Inc. 575 Route 73 N, Building D West Berlin, New Jersey 08091 (6)	56,000	*

Matthew C. Hill Chief Financial Officer c/o EP MedSystems, Inc. 575 Route 73 N, Building D West Berlin, New Jersey 08091 (7)	103,250	*
C. Bryan Byrd Vice President, Engineering and Manufacturing c/o EP MedSystems, Inc. 575 Route 73 N, Building D West Berlin, New Jersey 08091 (8)	174,000	*
John Huley Vice President, Sales c/o EP MedSystems, Inc. 575 Route 73 N, Building D West Berlin, New Jersey 08091 (9)	98,000	*
Thomas Maguire Vice President, Regulatory and Quality Assurance c/o EP MedSystems, Inc. 575 Route 73 N, Building D West Berlin, New Jersey 08091 (10)	10,000	*
Gerard Michel Director c/o EP MedSystems, Inc. 575 Route 73 N, Building D West Berlin, New Jersey 08091 (11)	10,000	*
All executive officers and directors as a group (9 persons) (12)	6,233,312	20.5%

*	Represents beneficial ownership of less than 1% of the common stock.

(1)	Applicable percentage ownership as of March 31, 2007 is based on 30,365,236 shares of common stock of the Company outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Under Rule 13d-3, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of those rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. “Beneficial ownership” under Rule 13d-3 includes all shares over which a person has sole or shared dispositive or voting power.

(2)	Includes 312,000 shares issuable upon exercise of fully vested options. Also includes 160,000 shares held by Mr. Jenkins as trustee for the Dalin Class Trust, 42,500 shares held by Mr. Jenkins’ wife and 20,000 shares held by Mr. Jenkins’ children or Mr. Jenkins’ wife as custodian for his children. Also includes 617,284 shares purchased on March 27, 2006 by FatBoy Capital, LP. Mr. Jenkins is a managing member of FatBoy Capital’s general partner. Mr. Jenkins disclaims beneficial ownership of (i) 42,500 shares held by his wife, (ii) 20,000 shares held by his wife as custodian for his children.

(3)

The information set forth with respect to the following EGS Entities is based on information contained in a Statement on Schedule 13D filed with the Commission on March 18, 2003 and other information known to the Company. The shares reflected in the table represent (i) 2,297,696 shares beneficially owned by EGS Private Healthcare Associates, LLC (“EGS Associates”), indirectly as the general partner of EGS Private Healthcare Partnership, L.P. (“EGS Partnership”), which is the record owner of 2,010,484 and EGS Private Healthcare Counterpart, L.P. (“EGS Counterpart”), which is the record owner of 287,212; (ii) 215,682 shares beneficially owned by Greenberg Healthcare Management, LLC (“Greenberg Management”), indirectly as the general partner of The Pharmaceutical/Medical Technology Fund, L.P. (“Pharma/Medical”); (iii) 2,513,378 shares beneficially owned by Frederic Greenberg indirectly, as managing member of Greenberg Management and EGS Associates, (iv) 20,000 shares beneficially owned by Frederic Greenberg; (v) 2,337,696 shares beneficially owned by Abhijeet Lele, indirectly, as managing member of EGS Private Healthcare Management, LLC, which is the General Partner of EGS Partnership and EGS Counterpart, and (vi) 60,000 shares issuable upon exercise of fully vested options beneficially held by Mr. Lele.

(4)	The information set forth with respect to Michael A. Roth and Brian J. Stark is based on information contained in a statement on Schedule 13G filed with the Commission as of December 31, 2006.

(5)	The information set forth with respect to the S.A.C. Capital Group is based on information contained in a statement on Schedule 13F filed with the Commission as of December 31, 2006.

(6)	Includes 4,000 shares issuable upon the exercise of fully vested options.

(7)	Mr. Hill Includes 103,250 shares issuable upon exercise of fully vested options.

(8)	Includes 141,000 shares issuable upon exercise of fully vested options.

(9)	Includes 98,000 shares issuable upon exercise of fully vested options.

(10)	Includes 10,000 shares issuable upon exercise of fully vested options.

(11)	Includes 10,000 shares issuable upon exercise of fully vested options

(12)	Includes 784,250 shares issuable upon exercise of fully vested options and warrants.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2006 with respect to outstanding awards and shares remaining available for issuance under Company’s existing equity compensation plans. Information is included in the table as to Common Stock that may be issued pursuant to Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by our stockholders (1)	2,431,208	$2.42	1,437,000
Equity compensation plans not approved by our stockholders	955,000	$1.81	—

Totals	3,386,308	2.25	1,437,000

(1)	Consists of EP MedSystems (i) 1995 Long Term Incentive Plan, (ii) 1995 Director Option Plan, (iii) 2002 Stock Option Plan, (iv) 2006 Stock Option Plan, and (v) 2006 Directors Stock Option Plan.

(2)	These compensation plans or arrangements consist of options approved by our Board of Directors and granted to certain employees, directors and outside consultants from time to time to incentives such persons in connection with EP MedSystems’~~s~~ business.

Certain Relationships and Related Transactions and Director Independence.

Management Incentive Agreements

On May 12, 2005, the Board of Directors approved Senior Management Incentive Agreements with each of four current senior officers. Those senior officers are C. Bryan Byrd, Vice President, Engineering and Manufacturing, John Huley, Vice President, Sales, Thomas Maguire, Vice President, Regulatory and Quality Assurance and Richard Gibbons, Director of Operations. The agreements provide that if the senior officer is employed with the Company immediately prior to a “change of control” (as defined in the agreements) of the Company, the Company will pay to each of the senior officers an amount equal to two times the senior officer’s annual base salary (which excludes any incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation ) at the time of such change of control. The agreements also confirm our policy previously approved by our Board of Directors that all options to purchase common stock of the Company granted to our employees (including all senior officers) will vest immediately prior to a change of control. The management incentive agreements also provide that if a senior officer’s benefits under the management incentive agreement would result in an Internal Revenue Code Section 280C(b)(1) “parachute payment,” such senior officer will receive an additional amount not to exceed 20% of the amount of the payments and benefits otherwise payable to the senior officer upon the occurrence of a change in control. All senior officers are employed by EP MedSystems on an “at-will” basis and none of the senior officers has an employment agreement with EP MedSystems.

David Bruce, who was hired by the Company on August 16, 2006, will receive an annual base salary of $300,000. Mr. Bruce will also be eligible to participate in the Company’s executive officer cash bonus plan in which he can earn up to 20% of his annual base salary. Pursuant to the Offer Letter in connection with Mr. Bruce’s employment, the Company made the following stock option grants to Mr. Bruce in 2006: (1) 250,000 stock options under the Company’s 2006 Stock Option Plan, (2) 50,000 stock options under the Company’s 2002 Stock Option Plan and (3) 500,000 stock options outside of the Company’s existing plans. The stock options have a life of 10 years, vest annually in five equal installments and have an exercise price equal to the fair-market value of the Company’s common stock, defined as the mean between the high and low of the Company’s share price on the date of the grant or $1.44, in this case on the first day of employment, August 16, 2006. These options were granted on November 17, 2006 at an exercise price of $1.34 per share. The Offer Letter for additional grants of up to 200,000 stock options over the next two years based on agreed upon goals. The Offer Letter provided a separate Change in Control Agreement which will result in a payment of two times the Executive’s annual base salary and an acceleration of vesting of all unvested options upon a change of control. The Offer Letter also provides for severance payments to the Executive in the event that he is terminated by the Company without cause, as defined in the Offer Letter equal to (1) continuation of base salary for 12 months, (2) continuation of payment of medical and other benefits and (3) a six month acceleration of any unvested stock options.

In determining the compensation level for the new Chief Executive Officer, the Company used a retained executive search firm in the hiring of its Chief Executive Officer. This search firm assisted the Compensation Committee in providing a meaningful compensation package for the new executive.

Director Independence

Our Board is currently composed of five directors, three of whom our Board has determined to be independent within the meaning of Nasdaq Marketplace Rules. These three directors are Messrs. Lele, Michel and Williams. As part of such determination of independence, our Board has determined that none of these three directors has a relationship with EP MedSystems that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Mr. Jenkins, our Chairman and Mr. Bruce, our President and Chief Executive Officer, are the only members of management serving as a directors.

OTHER BUSINESS

The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

MISCELLANEOUS

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers, directors and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the Commission. Such persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or oral or written representations from certain reporting persons that no Form 5s (Annual Statement of Changes in Beneficial Ownership of Securities) were required for those persons, we believe that, with respect to the year ended December 31, 2006, one of our executive officers, directors and greater than 10% beneficial owners did not comply on a timely basis with all such filing requirements. C. Bryan Byrd, Vice President, Engineering filed Form 4 for the purchase of 1,000 shares of Company stock one day late.

Shareholder Proposals

Shareholder proposals intended for inclusion in the proxy materials for EP MedSystems’ 2008 Annual Meeting of Shareholders in reliance of Rule 14a-8 of the Exchange Act must be received by EP MedSystems no later than February 28, 2008, in such form as is required by the Securities and Exchange Commission. Shareholder proposals submitted outside of the process of Rule 14a-8 must be received by EP MedSystems no later than March 31, 2008. Such proposals should be directed to EP MedSystems, Inc. at its principal executive offices, 575 Route 73 North, Building D, West Berlin, New Jersey, 08091.

FORM 10-K

A COPY OF EP MEDSYSTEMS’ ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL SHAREHOLDERS OR SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO INVESTOR RELATIONS AT EP MEDSYSTEMS’ PRINCIPAL EXECUTIVE OFFICES.

By Order of the Board of Directors

/s/ James J. Caruso
James J. Caruso
Chief Financial Officer, Treasurer and Secretary

August 6, 2007

EXHIBIT A

PROPOSED AMENDMENTS TO

EP MEDSYSTEMS, INC.

2006 STOCK OPTION PLAN

The EP MedSystems, Inc. 2006 Stock Option Plan (the “Plan”) is hereby amended as follows:

1.	The first sentence of Section 3.1(a) of the Plan is hereby amended and restated in entirety as follows:

(a) Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Eligible Participants and their beneficiaries under the Plan shall be equal to the sum of 1,500,000 shares of Stock.”

2.	The first sentence of Section 3.1(b) of the Plan is hereby amended and restated in entirety as follows:

(b) The maximum number of shares of Stock that may be delivered to Eligible Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,500,000 shares; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.”

3.	Section 6.1 of the Plan is hereby amended and restated in entirety as follows:

“6.1 Reserved.”

4.	Ratification. Except as expressly set forth in this First Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

5.	Effective Date. The effective date of this amendment to the Plan shall be March 1, 2007, subject to stockholder approval.

EP MEDSYSTEMS, INC.

2006 STOCK OPTION PLAN

AS AMENDED BY FIRST AMENDMENT

1.	DEFINITIONS

As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

1.1 “Board” - The Board of Directors of the Company.

1.2 “Committee” - The Compensation Committee of the Company, being comprised of two or more members of the Board appointed by the Board to administer the Plan. The Committee shall consist solely of directors who are both (i) “nonemployee directors” within the meaning of Regulation 16b-3 under Section 16 of the Securities Exchange Act of 1934, as such regulations may be amended from time to time, and (ii) “outside directors” as that term is defined in the Treasury Regulations under Section 162(m) of the Code.

1.3 “Company” - EP MedSystems, Inc., a New Jersey corporation, and any Subsidiary thereof.

Exh. A-1

1.4 “Code” - The United States Internal Revenue Code of 1986, as from time to time amended.

1.5 “Eligible Participant” - Any person who is an officer, employee, advisor or consultant of the Company as determined by the Committee, except that non-employees may not be granted ISOs.

1.6 “Fair Market Value” - Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i)	If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii)	If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq Stock Market, then the “Fair Market Value” as of that date shall be the mean between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)	If the day is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day.

(iv)	If paragraphs (i), (ii) and (iii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee by taking into consideration the Company’s net worth, prospective earning power and dividend paying capacity and other relevant factors such as good will, economic outlook in the Company’s industry, the Company’s position in the industry and its management, the size of the block of stock to be valued, and the values of stock of corporation engaged in the same or similar lines of business; and taking into account such additional criteria and information as required by, and in accordance with such procedures as necessary to comply with, Section 409A of the Internal Revenue Code.

1.7 “Option” - An option to purchase Stock of the Company granted pursuant to the provisions of the Plan. Options granted to officers and employees may be either (a) Incentive Stock Options as defined in Section 422 of the Code (“ISOs”) or (b) non-statutory stock options (“NQSOs”) or any combination thereof at the discretion of the Committee. Options granted to advisors and consultants shall be NQSOs. The status of each grant as an ISO or NQSO shall be clearly set forth at the time of the grant of the Option, provided, however, that in the event that the aggregate fair market value (determined as of the date(s) of grant) of the shares of stock with respect to which an ISO become exercisable for the first time by an Optionee exceeds $100,000 in any calendar year, the Options with respect to the excess shares will be NQSOs notwithstanding anything contained in the grant of the Option to the contrary.

1.8 “Optionee” - The person to whom an Option has been granted pursuant to the provisions of the Plan.

1.9 “Option Price” - The per share exercise price of the Stock with respect to which an Option has been granted under the Plan.

1.10 “Plan” - The EP MedSystems, Inc. 2006 Stock Option Plan.

1.11 “Prior Plans” - The EP MedSystems, Inc. 2002 Stock Option Plan and 1995 Long-Term Incentive Plan.

1.12 “Stock” - The common stock of the Company.

Exh. A-2

1.13 “Subsidiary” - Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other corporations in such chain.

2.	ESTABLISHMENT AND PURPOSE OF PLAN

2.1 Establishment of Plan. The Company hereby establishes the Plan to reward and provide incentives for those Eligible Participants who are primarily responsible for the future growth, development and financial success of the Company or a Subsidiary.

2.2 Purpose of Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Eligible Participants of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such Eligible Participants of Options to purchase Stock in the Company pursuant to the terms of the Plan. By encouraging such Eligible Participants to become owners of shares of Stock in the Company, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

2.3 Effective Date of Plan. Subject to the approval of the shareholders of the Company at the Company’s annual meeting of its shareholders, the Plan shall become effective on the date (the “Effective Date”) of its adoption by the Board; provided, however, that Awards may be granted contingent on approval of the Plan by the shareholders of the Company, and further provided that no Option by an Optionee unless and until the Plan shall have been approved by the shareholders of the Company within 12 months before or after the date of adoption of the Plan by the Board.

2.4 Expiration of the Plan. Except with respect to Options then outstanding, the Plan shall expire on the earliest to occur of (a) the tenth anniversary of the date on which the Plan was adopted by the Board, (b) the tenth anniversary of the date on which the Plan was approved by the shareholders of the Company, or (c) the date as of which the Board, in its sole discretion, determines to terminate the Plan (the “Expiration Date”). Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or have terminated or expired by their respective terms or as otherwise provided under the Plan.

3.	STOCK SUBJECT TO PLAN

3.1 Limitations.

(a) Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Eligible Participants and their beneficiaries under the Plan shall be equal to the sum of 1,500,000 shares of Stock.

(b) The maximum number of shares of Stock that may be delivered to Eligible Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,500,000 shares; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(c) The maximum number of shares that may be covered by Options granted to any one Eligible Participant during any one calendar-year period shall be 250,000 shares. For purposes of this paragraph (c), to the extent necessary to satisfy the rules applicable to performance based compensation under Code Section 162(m), if an Option is canceled, the canceled Option continues to be counted against the maximum number of shares, described in this paragraph (c), for which Options may be granted to the employee under the Plan during any one calendar year period.

Exh. A-3

3.2 Adjustments.

(a) Anti-Dilution. In the event that the outstanding shares of Stock of the Company are hereafter changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made in the number of shares and kind of stock which may be granted subject to the provisions of Section 3.1, and subject to unexercised Options, to the end that the Optionee’s proportionate interest shall be maintained as before the occurrence of such event.

(b) Non-Survival of the Company. In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation, dissolution, merger or combination, to exercise his or her Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised, provided, however, that no adjustment shall be made to an ISO which would constitute a “modification” of such Option, as such term is defined in Section 424(h)(3) of the Code.

3.3 Effect of Exercise or Termination of Option. Shares of Stock with respect to which an Option granted under the Plan shall have been exercised shall not again be available for grant under the Plan. Only shares of Stock, if any, actually delivered to the Eligible Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph 3.1(a) above. Consistent with the foregoing, to the extent any shares of Stock covered by an Option are not delivered to an Eligible Participant or beneficiary because the Option is forfeited, canceled or expires, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph 3.1(a) above. If the tax withholding obligation with respect to any Award granted under the Plan or any Prior Plan, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under Section 3.1(a).

3.4 Character of Shares. The shares of Stock issuable upon exercise of an Option granted under the Plan may be (i) authorized but unissued shares of Stock, (ii) shares of Stock held in the Company’s treasury, or (iii) a combination of both.

3.5 Reservation of Shares. The number of shares of Stock reserved by the Company for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.	ADMINISTRATION OF THE PLAN

4.1 Administration by Committee. Options under the Plan shall be granted and the Plan shall be administered by the Committee. If no committee is appointed, reference to the “Committee” shall be deemed to refer to the Board of Directors of the Company.

4.2 Powers and Duties. Subject to the provisions of the Plan, the Committee shall have sole discretion and authority to determine the Eligible Participants to whom Options shall be granted, the number of shares to be covered by any such Option, and the time or times at which any Option may be granted or exercised. The Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of each Option Agreement executed pursuant to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

Exh. A-4

4.3 Quorum and Majority Rule. A majority of the then members of the Committee shall constitute a quorum and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all of the members of the Committee, as the case may be, shall constitute the action of the Committee.

4.4 Liability of Committee. No member of the Committee shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if such action, determination or interpretation was done or made in good faith by such member of the Board or Committee.

5.	OPTIONS GRANTED UNDER THE PLAN

5.1 Grant of Options. Options shall be granted only to Eligible Participants. An Eligible Participant may be granted one or more Options. Each Option granted under the Plan shall be evidenced by a writing addressed to the Optionee and dated as of the date that the Option is granted by the Committee (an “Option Agreement”). The Option Agreement shall contain such terms and conditions as shall be determined by the Committee, consistent with the Plan.

5.2 Participation Limitation. The aggregate Fair Market Value of the Stock with respect to which ISOs become exercisable for the first time by any Optionee in any calendar year shall not exceed $100,000. The aggregate Fair Market Value of the Stock with respect to which Options are granted shall be determined as of the date or dates the Options are granted and the foregoing provisions shall be applied by aggregating all ISOs granted to an Optionee by the Company.

5.3 Option Price. The Option Price of the Stock subject to each Option shall be determined by the Committee, provided, however, that the Option Price shall not be less than the Fair Market Value of the Stock on the date that the Option is granted, or, in the case of an ISO granted to an individual who, immediately after the grant, would own, within the meaning of Section 424(d) of the Code, more than 10% of the voting stock of the Company, 110%, of the Fair Market Value of the Stock on the date the Option is granted.

5.4 Option Exercise Period. The period during which any Option granted under the Plan may be exercised shall not be more than ten years or, in the case of an Incentive Stock Option granted to an individual who, immediately after the grant, would own more than 10% of the voting stock of the Company, five years, from the date of grant of the Option.

5.5 Option Exercise.

(a) Procedure for Exercise. An Option granted pursuant to the Plan shall be exercisable, in whole or in part, at such time or times or within such period or periods, or upon the occurrence of such event or events, as shall be determined by the Committee and set forth in the Option Agreement. If an Option is not at the time of grant immediately exercisable in full, the Committee may (i) in the Option Agreement evidencing such Option provide for the acceleration of the exercise date or dates of such Option, in whole or in part, upon the occurrence of specified events, or (ii) at any time prior to the complete expiration of an Option, accelerate, in whole or in part, the exercise date or dates of the Option. Exercise shall be effected prior to the termination of the Option by delivery by the Optionee of written notice to the Company specifying the number of shares of Stock to be purchased accompanied by full payment for such shares of Stock. The right of exercise shall be cumulative. Full payment shall be in cash, or at the discretion of the Committee, by the Optionee’s note payable over such period of time, at such rate of interest and in form and substance as shall be satisfactory to the Committee.

Exh. A-5

(b) Restrictions on Exercise.

(i) No Option by its terms shall be exercisable after the expiration of ten years from the date such Option is granted.

(ii) No Option may be exercised at a time when the exercise thereof or the issuance or transfer of shares upon such exercise would, in the opinion of the Committee, constitute a violation of any law, federal, state, local or foreign, or any regulations thereunder, or the requirements of the Nasdaq Stock Market or any other national securities exchange or market.

(iii) No Option granted pursuant to the Plan may be assigned or otherwise transferred by an Optionee and shall be exercisable during the lifetime of the Optionee only by him or her.

(iv) The Committee, in its discretion, may require an Optionee to (A) represent in writing that the shares of Stock to be received upon exercise of an Option are being acquired for his or her own account for investment and not with a view to distribution thereof, nor with any present intention of distributing the same, and (B) make such other representations and warranties as are deemed necessary by counsel to the Company. Unless Shares issuable upon the exercise of Options are registered by the Company, stock certificates representing shares of Stock not registered under the Securities Act of 1933, as amended (the “1933 Act”), acquired upon the exercise of Options shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

(v) No Option may be exercised for any fractional share.

(c) Vesting.

(i) Any Options granted pursuant to this Plan shall vest and be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee or as set forth in the Optionee’s Option Agreement.

(ii) The Committee may, in its discretion, as to outstanding Options (A) accelerate the exercise date or dates of the Options pursuant to Section 5.5(a) hereof, (B) upon written notice to the holders thereof, provided the Options have been accelerated pursuant to Clause (A) above, terminate all such Options prior to the consummation of a transaction unless exercised within a prescribed period, (C) provide for payment of an amount equal to the excess of the Fair Market Value, as determined by the Committee, over the Option Price of such shares as of the date of a transaction, in exchange for the surrender of the right to exercise such Options, or (D) provide for the assumption of such Options, or the substitution therefor of new Options, by a successor corporation or entity, provided, however, that with respect to ISOs, the requirements of Section 424 of the Code shall be met.

Exh. A-6

5.6 Termination of Option.

(a) Expiration or Termination of Employment. Except as specifically provided in Section 3.2(b) and Sections 5.6(b) and 5.6(c) hereof, the Options granted hereunder shall terminate as of the close of business on the earliest to occur of the date of (i) expiration of the Exercise Period, (ii) an event of default or breach by an Optionee of the terms and conditions of the grant of the Option, or (iii) termination of an Optionee’s employment or engagement as an agent or consultant with the Company for cause. If an Optionee’s employment is terminated other than for cause, death (as provided in subsection (b) below) or retirement or disability (both as provided in subsection (c) below), the Optionee must exercise his or her Option, if at all and only to the extent the Option is exercisable at termination, within 30 days from the date of such termination, in accordance with the terms of the Plan.

(b) Death of Optionee. In the event that an Optionee dies prior to the exercise of his or her Option in full, the Option may be exercised by the Optionee’s executors, administrators or heirs within one year after the date of the Optionee’s death, provided such death occurred during the Optionee’s employment or engagement as an agent or consultant with the Company or within three months following the termination of his or her employment with the Company by reason of the Optionee’s retirement after reaching the age of 65 years or the Optionee’s retirement after becoming permanently disabled. Such Option may be so exercised by the Optionee’s executors, administrators or heirs only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of the (i) retirement of the Optionee after reaching the age of 65 years or after becoming permanently disabled, or (ii) death of the Optionee. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

(c) Retirement or Disability. If an Optionee’s employment with the Company is terminated prior to the exercise of his or her Option in full, by reason of the Optionee’s retirement after reaching the age of 65 years or by reason of the Optionee’s retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending three months after the date of his or her termination of employment, to exercise the Option. Such Option may be exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of (i) the retirement of the Optionee after reaching the age of 65 years, or (ii) the date the Optionee becomes permanently disabled. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

5.7 Rights as Shareholder. An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to an Option prior to purchase of such shares of Stock by exercise of such Option as provided in the Plan.

5.8 Right of the Company to Terminate Employment. Nothing contained in the Plan or any Option granted under the Plan shall confer on an Optionee any right to continued employment by the Company or interfere in any way with the right of the Company or a Subsidiary to terminate an Optionee’s employment with it any time for any reason or for no reason.

Exh. A-7

6.	DELIVERY OF STOCK CERTIFICATES

6.1 Reserved.

7.	TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

7.1 Termination, Amendment and Modification of Plan. The Board may at any time terminate, modify or amend the Plan; provided, however, that if the approval of the shareholders of the Company shall be required for any modification or amendment under Section 422 of the Code, with respect to ISOs, or under Code Section 162(m) and the regulations thereunder or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, with respect to shares of Stock registered under such Act, such approval shall be obtained before such modification or amendment shall become effective. Furthermore, no action of the Board shall do any of the following:

(a) Increase Number of Shares. Except as contemplated in Section 3.2 of the Plan, increase the total number of shares of Stock subject to the Plan without the approval of shareholders.

(b) Change Terms of Outstanding Options. Change the Option Price or otherwise alter or impair any Option previously granted to an Optionee under the Plan without the consent of the Optionee.

Notwithstanding the foregoing, no termination, modification or amendment of the Plan may, without the consent of an Optionee, adversely affect his or her rights under an option previously granted to such Optionee.

8.	MISCELLANEOUS

8.1 Plan Binding on the Successors. The Plan shall be binding upon the successors and assigns of the Company.

Exh. A-8

8.2 Withholding Taxes. The Company may deduct from any cash payments due to an Optionee upon exercise of an Option any federal, state or local withholding taxes and employment taxes relating thereto or, as a condition of delivery of any shares subject to Option due upon such exercise, require the Optionee to remit, or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy such taxes; provided, however, that, subject to the prior approval of the Committee, the Optionee may, in whole or in part, satisfy such obligations (a) by permitting the Company to withhold some or all of the shares subject to Option (provided, however, that such shares under this clause (a) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income)), or (b) by delivering shares of Stock already owned by him or her (provided that to the extent shares described in this clause (b) are used to satisfy more than the minimum statutory withholding obligation then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (b) shall be limited to shares held by the Eligible Participant for not less than six months prior to the payment date). Shares so withheld or delivered shall have a Fair Market Value, as determined by the Committee, equal to such obligations as of the date or dates the amounts of such taxes are required to be determined. At the time of any disqualifying disposition, the Optionee shall remit to the Company in cash the amount of any such taxes relating to such disposition.

8.3 Governing Law. The validity and construction of the Plan and the Option Agreements shall be construed in accordance with and governed by the law of the State of New Jersey.

Exh. A-8

EXHIBIT B

PROPOSED AMENDMENTS TO

EP MEDSYSTEMS, INC.

2006 DIRECTORS STOCK OPTION PLAN

The EP MedSystems, Inc. 2006 Directors Stock Option Plan (the “Plan”) is hereby amended as follows:

1.	The definition of “Eligible Director in Section 1.6 of the Plan is hereby amended and restated in entirety as follows:

“1.6 “Eligible Director” – Any person who is a member of the Board or the Advisory Board and who is not an employee of the Company or any Subsidiary.”

2.	The following new paragraph (c) is added to Section 5.1 of the Plan and the current paragraph (c) is renumbered as paragraph (d):

“(c) Each individual who is an Eligible Director on the day after the date on which any option granted under the Plan or the Company’s 1995 Director Option Plan becomes fully vested (the “Prior Option”) shall be granted a new option to purchase 60,000 shares of Stock on the terms set forth in this Section 5, effective on the date of the next Board of Directors Meeting after the date on which the Prior Option becomes vested in full except that there will be an immediate vesting equal to the vesting as if the options had been granted on the date the Prior Option grant fully vested.

3.	The last sentence of Section 5.2(a) is amended and restated in entirety as follows:

“Full payment shall be in cash.”

4.	Section 6.1 of the Plan is hereby amended and restated in entirety as follows:

“6.1 Reserved.”

5.	The following paragraph of Section 7.1 of the Plan is deleted:

“No amendment to the provisions of this Plan relating to participation, timing of option grants, number of shares of Stock to be granted to Eligible Directors, or Option Price may be made more often than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the regulations thereunder.”

6.	Ratification. Except as expressly set forth in this First Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

7.	Effective Date. The effective date of this amendment to the Plan shall be March 1, 2007, subject to stockholder approval.

EP MEDSYSTEMS, INC.

2006 DIRECTORS STOCK OPTION PLAN

AS AMENDED BY FIRST AMENDMENT

1.	DEFINITIONS

As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

1.1 “Advisory Board” - The Board of Scientific Advisors of the Company.

Exh. B-1

1.2 “Board” - The Board of Directors of the Company.

1.3 “Committee” - The Compensation Committee of the Company, being comprised of two or more members of the Board appointed by the Board to administer the Plan. The Committee shall consist solely of directors who are “nonemployee directors” within the meaning of Regulation 16b-3 under Section 16 of the Securities Exchange Act of 1934, as such regulations may be amended from time to time. To the extent feasible, the members of the Committee shall also be “outside directors” as that term is defined in the Treasury Regulations under Section 162(m) of the Code.

1.4 “Company” - EP MedSystems, Inc., a New Jersey corporation, and any Subsidiary thereof.

1.5 “Code” - The United States Internal Revenue Code of 1986, as from time to time amended.

1.6 “Eligible Director” - Any person who is a member of the Board or the Advisory Board and who is not an employee of the Company or any Subsidiary.

1.7 “Fair Market Value” - Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq Stock Market, then the “Fair Market Value” as of that date shall be the mean between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii) If the day is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day.

(iv) If paragraphs (i), (ii) and (iii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee by taking into consideration the Company’s net worth, prospective earning power and dividend paying capacity and other relevant factors such as good will, economic outlook in the Company’s industry, the Company’s position in the industry and its management, the size of the block of stock to be valued, and the values of stock of corporation engaged in the same or similar lines of business; and taking into account such additional criteria and information as required by, and in accordance with such procedures as necessary to comply with, Section 409A of the Internal Revenue Code.

1.8 “Non-qualified Stock Option” is an option that is not intended to be an “incentive stock option” as that term in described in section 422(b) of the Code.

1.8 “Option” - An option to purchase Stock of the Company granted pursuant to the provisions of the Plan. All options granted under the Plan shall be Non-qualified Stock Options.

1.9 “Optionee” - The person to whom an Option has been granted pursuant to the provisions of the Plan.

Exh. B-2

1.10 “Option Price” - The per share exercise price of the Stock with respect to which an Option has been granted under the Plan.

1.11 “Plan” - The Company’s 2006 Director Option Plan, the terms of which are set forth herein.

1.12 “Stock” - The common stock of the Company.

1.13 “Subsidiary” - Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other corporations in such chain.

2.	ESTABLISHMENT AND PURPOSE OF PLAN

2.1 Establishment and Purpose of Plan. The Company hereby establishes the Plan for the purpose of encouraging equity ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company’s sustained progress, and thus to provide them with a further incentive to continue as directors of the Company.

2.2 Effective Date of Plan. The Plan shall become effective on the date (the “Effective Date”) of its adoption by the Board.

2.3 Expiration of the Plan. Except with respect to Options then outstanding, the Plan shall expire on the earliest to occur of (a) the tenth anniversary of the date on which the Plan was adopted by the Board, (b) the tenth anniversary of the date on which the Plan was approved by the shareholders of the Company, or (c) the date as of which the Board, in its sole discretion, determines to terminate the Plan (the “Expiration Date”). Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or have terminated or expired by their respective terms or as otherwise provided under the Plan.

3.	STOCK SUBJECT TO PLAN

3.1 Limitations. Subject to adjustment pursuant to the provisions of Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold under the Plan shall not exceed 1,000,000 shares.

3.2 Adjustments.

(a) Anti-Dilution. If the outstanding shares of Stock of the Company are hereafter changed or converted into or exchanged or exchangeable for a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made in the number of shares and kind of stock which may be granted as provided in Section 3.1, and subject to unexercised options, to the end that the proportionate interest of Optionee ‘s shall be maintained as before the occurrence of such event.

(b) Non-Survival of the Company. In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation, dissolution, merger or combination, to exercise his or her Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised.

Exh. B-3

3.3 Effect of Exercise or Termination of Option. Shares of Stock with respect to which an Option granted under the Plan shall have been exercised shall not again be available for grant under the Plan. Only shares of Stock, if any, actually delivered to the Eligible Director or beneficiary on an unrestricted basis with respect to an Option shall be treated as delivered for purposes of the determination under Section 3.1 above. Consistent with the foregoing, to the extent any shares of Stock covered by an Option are not delivered to an Eligible Director or beneficiary because the Option is forfeited, canceled or expires, such shares shall not be deemed to have been delivered for purposes of the determination under Section 3.1 above.

3.4 Character of Shares. The shares of Stock issuable upon exercise of an Option granted under the Plan may be (i) authorized but unissued shares of Stock, (ii) shares of Stock held in the Company’s treasury, or (iii) a combination of both.

3.5 Reservation of Shares. The number of shares of Stock reserved by the Company for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.	ADMINISTRATION OF THE PLAN

4.1 Administration by Committee. Subject to the provisions of the Plan, the Plan shall be administered by the Committee. If no committee is appointed, reference to the “Committee” shall be deemed to refer to the Board of Directors of the Company.

4.2 Powers and Duties. Grants of Options under the Plan and the Option Price shall be automatic as described in Section 5 below. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of each Agreement executed pursuant to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

4.3 Quorum and Majority Rule. A majority of the then members of the Committee shall constitute a quorum and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all of the members of the Committee, as the case may be, shall constitute the action of the Committee.

4.4 Liability of Committee. No member of the Committee shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if such action, determination or interpretation was done or made in good faith by such member of the Board or Committee.

5.	OPTIONS GRANTED UNDER THE PLAN

5.1 Grant of Options. Options shall be granted only to Eligible Directors.

(a) Each Eligible Director elected or appointed to the Board is granted an option to purchase 60,000 shares of Stock on the terms set forth in this Section 5, effective as of his first date of service as a director.

(b) Each Eligible Director appointed to the Advisory Board is granted an option to purchase 60,000 shares of Stock on the terms set forth in this Section 5, effective as of his first date of service as a member of the Advisory Board.

Exh. B-4

(c) Each individual who is an Eligible Director on the day after the date on which any option (the “Prior Option”) granted under the Plan or the Company’s 1995 Director Option Plan becomes fully vested, shall be granted a new option to purchase 60,000 shares of Stock on the terms set forth in this Section 5, effective on the date of the next Board of Directors Meeting after the date on which the Prior Option becomes vested in full.

(d) Each Option granted under the Plan shall be evidenced by a writing dated as of the date the Option is granted. The writing shall contain such terms and conditions as shall be determined by the Committee, consistent with the Plan.

5.2 Vesting and Exercisability

(a) Each Option shall become vested and exercisable at the rate of 1,000 shares per month commencing with the first month following the date of grant. If an Option is not at the time of grant immediately exercisable in full, the Board may (i) in the Option Agreement evidencing such Option provide for the acceleration of the exercise date or dates of such Option, in whole or in part, upon the occurrence of specified events, or (ii) at any time prior to the complete expiration of an Option, accelerate, in whole or in part, the exercise date or dates of the Option. Exercise shall be effected prior to the termination of the Option by delivery by the Optionee of written notice to the Company specifying the number of shares of Stock to be purchased accompanied by full payment for such shares of Stock. The right of exercise shall be cumulative. Full payment shall be in cash.

(b) Restrictions on Exercisability and Assignability.

(i) No Option by its terms shall be exercisable after the expiration of ten years from the date such Option is granted.

(ii) No Option may be exercised at a time when the exercise thereof or the issuance or transfer of shares upon such exercise would, in the opinion of the Committee, constitute a violation of any law, federal, state, local or foreign, or any regulations thereunder, or the requirements of the Nasdaq Stock Market or any other national securities exchange or market.

(iii) No Option granted pursuant to the Plan may be assigned or otherwise transferred by an Optionee and shall be exercisable during the lifetime of the Optionee only by him or her.

(iv) The Committee, in its discretion, may require an Optionee to (A) represent in writing that the shares of Stock to be received upon exercise of an Option are being acquired for his or her own account for investment and not with a view to distribution thereof, nor with any present intention of distributing the same, and (B) make such other representations and warranties as are deemed necessary by counsel to the Company. Unless Shares issuable upon the exercise of Options are registered by the Company, stock certificates representing shares of Stock not registered under the Securities Act of 1933, as amended (the “1933 Act”), acquired upon the exercise of Options shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

Exh. B-5

(v) No Option may be exercised for any fractional share.

(c) The Board may, in its discretion, as to outstanding Options (A) accelerate the exercise date or dates of the Options pursuant to Section 5.2(a), above, (B) upon written notice to the holders thereof, provided the Options have been accelerated pursuant to Clause (A) above, terminate all such Options prior to the consummation of a transaction unless exercised within a prescribed period, (C) provide for payment of an amount equal to the excess of the Fair Market Value, as determined by the Board, over the Option Price of such shares as of the date of a transaction, in exchange for the surrender of the right to exercise such Options, or (D) provide for the assumption of such Options, or the substitution therefor of new Options, by a successor corporation or entity.

5.3 Option Price. The Option Price of a share of the Stock subject to each Option shall be the Fair Market Value of a share of the Stock on the date the option is granted.

5.4 Option Exercise Period. The period during which any Option granted under the Plan may be exercised shall commence on the date of vesting under Section 5.3 and end on the close of business on the tenth anniversary of the day preceding the date of grant, except as otherwise provided in Section 5.6 of the Plan.

5.5 Option Exercise. An Option granted pursuant to the Plan may be exercised at any time or times, prior to the termination of the said Option, by delivery by the Optionee of written notice to the Company specifying the number of shares of Stock to be purchased accompanied by full payment for such shares of Stock. The right of exercise shall be cumulative. Full payment shall be in cash, or at the discretion of the Committee, by the Optionee’s note payable over such period of time, at such rate of interest and in form and substance satisfactory to the Committee.

5.6 Termination of Option.

(a) Termination of Service. Except as specifically provided in section 3.2(b) and Sections 5.6(b) and 5.6(c) hereof, the Options granted hereunder shall terminate as of the close of business on the earliest to occur of the date of (i) expiration of the Option Exercise Period provided in Section 5.4 hereof, (ii) an event of default or breach by an Optionee of the terms and conditions of such Optionee’s option, or (iii) termination of an Optionee’s service on the Board or the Advisory Board. If an Optionee’s service on the Board or the Advisory Board is terminated other than for cause, death (as provided in subsection (b) below), or retirement or disability (both as provided in subsection (c) below), the Optionee must exercise his Option, if at all and only to the extent the option is exercisable at termination, within 30 days from the date of such termination, in accordance with the terms of the Plan and the Option.

Exh. B-6

(b) Death of Optionee. If an Optionee dies prior to the exercise of his Option in full, his Option may be exercised by the Optionee’s executors, administrators or heirs within one year after the date of the Optionee’s death, provided such death occurred during the Optionee’s service on the Board, or within three months following the termination of such service by reason of the Optionee’s retirement after reaching the age of 65 years or the Optionee’s retirement after becoming permanently disabled. Such Option may be so exercised by the Optionee’s executors, administrators or heirs only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which option was exercisable (but had not theretofore been exercised) as of the date of the earlier of the (i) retirement of the Optionee after reaching the age of 65 years or after becoming permanently disabled, or (ii) death of the Optionee. In no event may the option be exercised at any time after the expiration of the option Exercise Period set forth in Section 5.5 hereof.

(c) Retirement or Disability. If an Optionee’s service on the Board is terminated prior to the exercise of his Option in full, by reason of the Optionee’s retirement after reaching the age of 65 years or by reason of the Optionee’s retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending three months after the date of his termination of service on the Board, to exercise his option. Such option may be exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of (i) the retirement of the Optionee after reaching the age of 65 years, or (ii) the date the Optionee becomes permanently disabled. In no event may the Option be exercised at any time after the expiration of the Option exercise period set forth in Section 5.5 hereof.

5.7 Nontransferability of Options. No Option granted pursuant to the Plan may be transferred by an Optionee. Subject to the provisions of Section 5.6(b) hereof, the Option shall be exercisable only by an Optionee during his lifetime.

5.8 Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Stock subject to an Option prior to his purchase of such shares of Stock by exercise of such Option as provided in the Plan.

5.9 Right as a Director. Neither the Plan, nor the granting of an Option hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or undertaking, express or implied, that the Company will retain any director for any period of time, or at any particular rate of compensation, or with any other benefits whatsoever.

6.	DELIVERY OF STOCK CERTIFICATES

6.1 Reserved.

7.	TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

7.1 The Board may, upon recommendation of the Committee, terminate the Plan at any time or amend or modify the Plan at any time or from time to time, provided, however, that no such action of the Board shall do any of the following:

(a) Increase Number of Shares. Except as contemplated in Section 3.2 of the Plan, increase the total number of shares of Stock subject to the Plan without the approval of stockholders.

Exh. B-7

(b) Change of Class of Eligible Directors. Modify the requirements for eligibility for participation, or change the class of Eligible Directors to whom Options may be granted under the Plan without the approval of stockholders.

(c) Increase Benefits. Materially increase the benefits accruing to Eligible Directors with respect to options granted under the Plan without the approval of stockholders.

(d) Continue Plan. Continue the Plan in effect beyond the date the Plan is scheduled to expire as set forth in Section 2.3, without the approval of stockholders.

Notwithstanding the foregoing, no termination, modification or amendment of the Plan may, without the consent of an Optionee, adversely affect his or her rights under an option previously granted to such Optionee.

8.	MISCELLANEOUS

8.1 Plan Binding on the Successors. The Plan shall be binding upon the successors and assigns of the Company.

8.2 Withholding Taxes. Whenever Federal, state and local tax is due on the exercise of Options granted under this Plan, the Company may require the Optionee to remit an amount sufficient to satisfy Federal, state and local withholding taxes prior to the delivery of any certificate for such shares.

8.3 Governing Law. The validity and construction of the Plan and the Option Agreements shall be construed in accordance with and governed by the law of the State of New Jersey.

Exh. B-8

EXHIBIT C

AMENDMENT TO

EP MEDSYSTEMS, INC.

AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION

The proposed amendment to the Amended Certificate consists of deleting the first paragraph of Article THIRD and inserting the following paragraph in lieu thereof:

“The total number of shares of stock which the corporation shall have authority to issue is Fifty-Five Million (55,000,000), to be divided into two classes designated as “Common Stock” and “Preferred Stock”. The corporation shall be authorized to issue (a) Fifty Million (50,000,000) shares of Common Stock, without par value, and (b) Five Million (5,000,000) shares of Preferred Stock, without par value.”

REVOCABLE PROXY

EP MEDSYSTEMS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 2007.

The undersigned hereby appoint(s) James Caruso and David Bruce, as proxies, each with full power of substitution, to represent and vote as designated all shares of Common Stock of EP MedSystems, Inc. held of record by the undersigned on July 23, 2007 at the annual meeting of shareholders of EP MedSystems to be held at 575 Route 73 North, Building D, West Berlin, New Jersey, at 10:00 a.m., eastern standard time, on September 12, 2007, with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.    ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEES” IN ITEM 1

		FOR THE NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
1.	ELECTION OF DIRECTOR CLASS III NOMINEES: DAVID JENKINS ABHIJEET LELE	☐	☐

		FOR THE NOMINEE	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
2.	ELECTION OF DIRECTOR CLASS II NOMINEE: GERARD MICHEL	☐	☐

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR THE NOMINEES” IN ITEM 1.

	YES	NO
I PLAN TO ATTEND THE ANNUAL MEETING	☐	☐

IMPORTANT — PLEASE BE SURE TO DATE AND SIGN THIS PROXY BELOW.

SIGNATURE(S):		DATE:
SHAREHOLDER SIGNATURE

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. ATTORNEYS, TRUSTEES, EXECUTORS AND OTHER FIDUCIARIES ACTING IN A REPRESENTATIVE CAPACITY SHOULD SIGN THEIR NAMES AND GIVE THEIR TITLES. AN AUTHORIZED PERSON SHOULD SIGN ON BEHALF OF CORPORATIONS, PARTNERSHIPS, ASSOCIATIONS, ETC.

AND GIVE HIS OR HER TITLE. IF YOUR SHARES ARE HELD BY TWO OR MORE PERSONS, EACH PERSON MUST SIGN. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY